April 2, 2007

Dear Stockholder:

     You are cordially  invited to attend the Annual Meeting of  Stockholders of
Home Properties,  Inc. The Annual Meeting will be held on Tuesday,  May 1, 2007, at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at
George Eastman House, 900 East Avenue, Rochester, New York 14607.

     A Notice  of  Annual  Meeting  and a Proxy  Statement  are  attached.  They describe the matters to be acted upon at the Annual Meeting.

     I hope that you will join us at the  meeting.  Whether  you  attend or not, your  vote  on all of the  matters  described  in the  Proxy  Statement  is very important.  Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may choose to vote by telephone or internet. Voting by any of these  methods  before the  meeting  will  insure that your shares are represented at the meeting.

     I look forward to seeing you at the meeting.

                                       Sincerely,

                                       HOME PROPERTIES, INC.

                                       /s/ Edward J. Pettinella
                                       Edward J. Pettinella
                                       President and Chief Executive Officer

                              HOME PROPERTIES, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     _______________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 1, 2007
                     _______________________________________

     NOTICE IS HEREBY GIVEN that the 2007 Annual  Meeting of  Stockholders  (the
"Annual  Meeting") of Home  Properties,  Inc.  (the  "Company")  will be held on
Tuesday,  May 1, 2007 at 2:30 p.m.  at the Dryden  Theatre of the  International
Museum of Photography at George Eastman House, 900 East Avenue,  Rochester,  New
York 14607 for the following purposes:

     1.   To elect  eleven  directors  of the  Company  to serve  until the 2008
          Annual Meeting of Stockholders and until their  respective  successors are elected;

     2.   To  ratify  the  appointment  of  PricewaterhouseCoopers  LLP  as  the
          Company's independent registered public accounting firm for 2007; and

     3.   To consider and act upon any other  matters that are properly  brought before the Annual  Meeting and at any  adjournments  or  postponements thereof.

     The  Board of  Directors  of the  Company  (the  "Board"  or the  "Board of
Directors")set the close of business on March 8, 2007 as the record date for the
Annual Meeting.  Only  stockholders  whose names appear on the stock register of the  Company at the close of  business  on the record  date will be  entitled to notice  of and to  vote  at  the  Annual  Meeting  and  at any  adjournments  or postponements.  (If you hold your stock in the name of a brokerage firm, bank or other nominee,  only that entity can vote your shares.  Please give instructions for your shares to be voted to the person responsible for your account.)

     There are four ways to vote:

          -    by  completing  the enclosed  proxy card and  returning it in the enclosed postage prepaid envelope;

          -    by internet at http://www.proxyvoting.com/hme;

          -    by toll-free telephone at 1-866-540-5760; or

          -    by written ballot at the meeting.

     If you vote by internet  or  telephone,  your vote must be received  before
11:59 p.m.  Eastern  Standard Time on April 30, 2007,  the day before the Annual
Meeting.  You may change  your vote or revoke  your proxy at any time before the
Annual Meeting:

          -    by returning a later dated proxy card;

          -    by sending written notice to Ann M.  McCormick,  Secretary of the
               Company at 850 Clinton Square, Rochester, New York 14604;

          -    by entering a new vote by internet or telephone; or

          -    by completing a written ballot at the Annual Meeting.

Rochester, New York                        By Order of the Board of Directors
April 2, 2007
                                           /s/ Ann M. McCormick
                                           Ann M. McCormick
                                           Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS.
IF YOU ATTEND THE ANNUAL  MEETING,  YOU MAY VOTE IN PERSON IF YOU WISH,  EVEN IF
YOU HAVE PREVIOUSLY VOTED.

                              HOME PROPERTIES, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     _______________________________________

                                 PROXY STATEMENT
                     _______________________________________

                     FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held on May 1, 2007

April 2, 2007

                               GENERAL INFORMATION

     This  Proxy   Statement  is  delivered  to  you  in  connection   with  the
solicitation of proxies by the Board of Directors of Home Properties,  Inc. (the
"Company")  for use at the 2007 Annual  Meeting of  Stockholders  of the Company
(the "Annual Meeting").  The Annual Meeting will be held on Tuesday, May 1, 2007 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at
George  Eastman  House,  900  East  Avenue,   Rochester,  New  York  14607.  The
approximate  date on which the enclosed  form of proxy and this Proxy  Statement are first being sent to stockholders  is April 2, 2007. The principal  executive offices of the Company are located at 850 Clinton  Square,  Rochester,  New York
14604.

Who May Vote

     Stockholders of the Company as of the Company's record date, March 8, 2007, may vote.

Outstanding Shares

     On March 8, 2007,  there were  33,281,018  shares of the  Company's  Common
Stock outstanding. Each share of Common Stock has one vote.

How to Vote

         There are four ways to vote:

          1.   by  completing  the enclosed  proxy card and  returning it in the enclosed postage prepaid envelope;

          2.   by internet at http://www.proxyvoting.com/hme;

          3.   by toll-free telephone at (866) 540-5760; or

          4.   by written ballot at the Annual Meeting.

How Proxies Work

     The  Company's  Board of Directors  is asking for your proxy.  By giving us your proxy, you authorize the proxy holder (Edward J. Pettinella,  the Company's
Chief Executive Officer) to vote your shares at the Annual Meeting in the manner you direct.

     If you vote by any of the above  methods but do not specify how you wish to vote your  shares,  your shares will be voted "for" all the  enumerated  matters specified  in the Notice of  Meeting.  The proxy  holder  will also vote  shares according to his  discretion  on any other matter  properly  brought  before the meeting.

     You may  receive  more than one proxy card  depending  on how you hold your shares.  For  example,  if you  hold  shares  through  someone  else,  such as a stockbroker,  you may get proxy  material  from  them.  In order for you to vote those shares, you must provide  instructions to the record holder as provided in their  instructions  to you. Even though you have not provided  instructions  to your record holder, they may vote your shares "for" the election of the nominees for director and "for" the  ratification  of the independent  registered  public accounting firm.

Quorum

     In order to carry out the  business of the Annual  Meeting,  we must have a quorum.  This means that at least a majority of the outstanding  shares eligible to vote must be represented at the meeting,  either by proxy or in person. Votes withheld and abstentions are deemed  "present" at the Annual Meeting and will be counted for quorum purposes.

Votes Needed

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.  The  ratification of the appointment of  PricewaterhouseCoopers  LLP as the Company's  independent  registered public accounting  firm for 2007 and any  other  matter  properly  brought  before  the meeting  requires  the  favorable  vote of a majority of the votes  cast.  Under
Maryland  law, if a  stockholder  abstains on a vote,  the  abstention  does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in  determining  the "votes cast." Broker  non-votes,  if any, while counted for general  quorum  purposes,  are not deemed to be  "present"  with respect to any matter for which a broker does not have authority to vote.

Changing Your Vote

     You may revoke  your proxy  before it is voted at the meeting by entering a new vote by internet or telephone,  by submitting a new proxy with a later date, by  voting in  person  at the  Annual  Meeting  or by  notifying  the  Company's
Secretary in writing prior to the Annual Meeting as follows:  Ann M.  McCormick,
850 Clinton Square, Rochester, New York 14604.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the  Annual  Meeting,  eleven  individuals  will be  elected to serve as directors until the 2008 Annual Meeting and until their successors are elected.

     The Board of  Directors  has  nominated  Josh E.  Fidler,  Alan L.  Gosule,
Leonard  F.  Helbig,  III,  Roger W.  Kober,  Nelson  B.  Leenhouts,  Norman  P.
Leenhouts,  Edward J. Pettinella,  Clifford W. Smith, Jr., Paul L. Smith, Thomas
S. Summer,  and Amy L. Tait to serve as directors (the "Nominees").  Each of the
Nominees  is  currently  serving  as a  director  of the  Company.  The Board of
Directors  anticipates  that each of the  Nominees  will serve as a director  if elected.

     If the Nominees are all  elected,  the size of the Board of Directors  will decrease from twelve members to eleven members since William Balderston,  III is retiring from the Board and will not stand for re-election pursuant to the Board of Directors'  retirement  policy.  No successor is currently being nominated to replace Mr. Balderston.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Nominees as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

Information Regarding Nominees for Director

     Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees.  The information is up to date through
March 8, 2007.

     Josh E. Fidler,  age 51, has been a director of the Company  since  August,
2004. Mr. Fidler is a Founding Partner of Boulder  Ventures,  Ltd., a manager of venture capital funds,  which has been in operation  since 1995.  Since 1985, he also has been a principal  in a  diversified  real estate  development  business known as The Macks Group.  In 1999, the Company  acquired 3,297  apartment units from  affiliates  of The Macks  Group.  Mr.  Fidler was also a principal  of the entity which owned a 240-unit apartment community which the Company purchased in
2004.  He is a graduate of Brown  University  and received a law degree from New
York University. Mr. Fidler is a member of the Maryland Region Advisory Board of
SunTrust Bank,  the Board of John Hopkins  Medicine and  President-elect  of the
Board of Trustees of The Park School.

     Alan L. Gosule,  age 66, has been a director of the Company since 1996. Mr.
Gosule  has been a partner  in the New York  Office of the law firm of  Clifford
Chance US LLP since  August 1991 and prior to that time was a partner in the law firm of Gaston and Snow.  Mr. Gosule is a graduate of Boston  University and its
Law School and  received  an LLM in Taxation  from  Georgetown  University.  Mr.
Gosule also serves on the Board of Directors of MFA Mortgage  Investments,  Inc.
and is a voting trustee of F.L. Putnam Investment Management Company.

     Leonard F. Helbig,  III,  age 61, has been a director of the Company  since
1994.  Since  September  2002 he has  served as a  Director  of  Integra  Realty
Advisors in Philadelphia. Between 1980 and 2002 he was employed with Cushman and
Wakefield, Inc. From 1990 until 2002, Mr. Helbig served as President,  Financial
Services  for  Cushman and  Wakefield,  Inc.  Prior to that and since 1984,  Mr.
Helbig was the Executive  Managing  Director of the Asset Services and Financial
Services Groups. He was a member of that firm's Board of Directors and Executive
Committee.  Mr. Helbig is a member of the Urban Land Institute, the Pension Real
Estate Association and the International Council of Shopping Centers. Mr. Helbig
is a  graduate  of  LaSalle  University  and  holds the MAI  designation  of The
Appraisal Institute.

     Roger W. Kober,  age 73, has been a director of the Company  since 1994. He was  employed by  Rochester  Gas and  Electric  Corporation  from 1965 until his retirement on January 1, 1998.  From March 1996 until January 1, 1998, Mr. Kober served as Chairman and Chief  Executive  Officer of  Rochester  Gas and Electric
Corporation.  He is a Trustee Emeritus of Rochester Institute of Technology. Mr.
Kober  is a  graduate  of  Clarkson  College  and  holds  a  Masters  Degree  in
Engineering from Rochester Institute of Technology.

     Nelson  B.  Leenhouts,  age 71,  has  served  as Board  Co-Chair  since his retirement  as Co-Chief  Executive  Officer  effective  January 1, 2004.  He had served as Co-Chief  Executive  Officer,  President and a director of the Company since its  inception  in 1993.  Since  its  formation,  he has also  served as a director of Home Properties  Resident Services  ("HPRS"),  for which he also had served in various officer capacities prior to his retirement. Mr. Leenhouts also served as a Senior  Advisor to the Company  pursuant to an Employment  Agreement with a term that expired on December 31, 2006. In addition, Nelson Leenhouts was employed by the Company to fulfill additional  responsibilities  with respect to the Company's development  activities pursuant to a Development  Agreement,  the term of which also  expired on December  31, 2006.  Mr.  Leenhouts  subsequently entered into an  Employment  Agreement  with a term that expires on December 31,
2007. Pursuant to the current Employment Agreement,  Mr. Leenhouts will continue to lead the Company's development  activities.  Nelson Leenhouts is the founder, and a co-owner,  together  with Norman  Leenhouts,  of Home Leasing  Corporation
("Home Leasing"),  and has served as President of Home Leasing since 1967. He is a member of the Board of Directors of the Genesee Valley Trust  Company.  Nelson
Leenhouts is a graduate of the  University of Rochester.  He is the twin brother of Norman Leenhouts and the uncle of Amy L. Tait.

     Norman  P.  Leenhouts,  age 71,  has  served  as Board  Co-Chair  since his retirement  as Co-Chief  Executive  Officer  effective  January 1, 2004.  He had served as Board Chair,  Co-Chief Executive Officer and a director of the Company since its  inception  in 1993.  Since  its  formation,  he has also  served as a director of HPRS.  Mr.  Leenhouts also served as a Senior Advisor to the Company pursuant to an  Employment  Agreement  with a term that  expired on December 31,
2006. Prior to January 1, 2006,  Norman Leenhouts was a co-owner,  together with
Nelson  Leenhouts,  of Home  Leasing,  where he had served as Board  Chair since
1971. He is currently the Chair of Broadstone Ventures,  LLC and Broadstone Real
Estate,  LLC, formed to continue the commercial  property management business of
Home  Leasing.  He is a member of the Board of  Trustees  of the  University  of
Rochester,  Roberts Wesleyan College and The Charles E. Finney School,  where he also serves as Board Chair.  He is a graduate of the University of Rochester and is a certified public accountant. He is the twin brother of Nelson Leenhouts and the father of Amy L. Tait.

     Edward J.  Pettinella,  age 55, has served as President and Chief Executive
Officer of the Company since  January 1, 2004. He is also a director.  He joined the Company in 2001 as an Executive Vice President and director.  He is also the
President and Chief  Executive  Officer of HPRS.  From 1997 until February 2001,
Mr. Pettinella served as President, Charter One Bank (NY Division) and Executive
Vice  President  of Charter One  Financial,  Inc.  From 1980 through  1997,  Mr.
Pettinella  served in several  managerial  capacities  for  Rochester  Community
Savings Bank, Rochester,  NY, including the positions of Chief Operating Officer and Chief Financial Officer.  Mr. Pettinella serves on the Board of Directors of
United Way of Greater  Rochester,  Rochester  Business  Alliance,  The  Lifetime
Healthcare Companies, National Multi Housing Counsel, Syracuse University School
of  Business  and the  Geneseo  Foundation  Board.  He is also on the  Board  of
Governors  of National  Association  of Real Estate  Investment  Trusts and is a
member of Urban  Land  Institute.  Mr.  Pettinella  is a  graduate  of the State
University  of New York at  Geneseo  and  holds an MBA  Degree in  finance  from
Syracuse University.

     Clifford W. Smith,  Jr.,  age 60, has been a director of the Company  since
1994.  Mr.  Smith is the  Epstein  Professor  of Finance of the William E. Simon
Graduate School of Business Administration of the University of Rochester, where he has been on the  faculty  since  1974.  He has  written  numerous  books  and articles on a variety of financial,  capital markets and risk management  topics and has held editorial  positions for various journals.  Mr. Smith is a graduate of Emory  University  and has a PhD from the  University  of North  Carolina  at
Chapel Hill.

     Paul L. Smith,  age 71, has been a director of the Company since 1994.  Mr.
Smith was a director,  Senior Vice President and the Chief Financial  Officer of
the Eastman Kodak Company from 1983 until he retired in 1993. He was a member of the Financial  Accounting Standards Advisory Council. He is currently a director of  Constellation  Brands,  Inc. He is also a member of the Board of Trustees of the George Eastman House and Ohio Wesleyan  University.  Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern
University.

     Thomas S. Summer,  age 53, has been a director of the Company since August,
2004.  Mr. Summer has been the  Executive  Vice  President  and Chief  Financial
Officer of Constellation  Brands,  Inc. since 1997. Mr. Summer and Constellation
Brands have announced that Mr. Summer is retiring from that position on or about
May 15, 2007. Pursuant to the Company's  Corporate  Governance  Guidelines,  Mr.
Summer offered to resign as a Board member as a result of his anticipated change of employment.  His offer to resign was not accepted by the Board.  Prior to his employment  by  Constellation  Brands,  he held  various  positions in financial
management  with  Cardinal  Health,  Inc.,  PepsiCo,   Inc.,  and  Inland  Steel
Industries.  He is also a member of the  Boards  of  Greatbatch,  Inc.  and AIDS
Rochester,  Inc. Mr. Summer is a graduate of Harvard University and holds an MBA degree in finance and accounting from the University of Chicago.

     Amy L. Tait,  age 48, has served as a  director  of the  Company  since its inception in 1993. Effective February 15, 2001, Mrs. Tait resigned her full-time position  as  Executive  Vice  President  of the Company and as a director of HP
Management.  She  continued  as  a  consultant  to  the  Company  pursuant  to a consulting  agreement that terminated on February 15, 2002. She is currently the
Chief  Executive  Officer  and  a  director  of  Broadstone  Ventures,  LLC  and
Broadstone  Real Estate,  LLC,  where she also serves as  Secretary.  Mrs.  Tait joined  Home  Leasing  in 1983  and held  several  positions  with the  Company, including Senior and Executive Vice President and Chief Operating  Officer.  She
currently  serves on the M and T Bank Regional  Advisory Board and the boards of the United Way of Rochester, Princeton Club of Rochester, Al Sigl Center, Center
for Governmental  Research,  Allendale Columbia School, Monroe County Center for
Civic  Entrepreneurship and the Simon School Executive Advisory Committee.  Mrs.
Tait is a graduate of Princeton  University and holds an MBA from the William E.
Simon Graduate School of Business Administration of the University of Rochester.
She is the daughter of Norman Leenhouts and the niece of Nelson Leenhouts.

                                  BOARD MATTERS

Board Composition

     The Company is managed by its Board of  Directors.  If all of the  Nominees are elected, the Board will have eleven members.  With the retirement of William
Balderston, III, the Board decided, at least for the current time, to reduce the size of the Board from  twelve  members to eleven.  This  decision  was based on various considerations, including efficiency.

Board Meetings

     The Board holds  regular  meetings on a  quarterly  basis.  Pursuant to the
Company's  By-Laws,  the Board  Chair,  President  or a majority of the Board of
Directors may call for a special meeting of the Board. During 2006, the Board of
Directors met nine times, including regular and special meetings.  Each director attended  at least 75% of the  Board's  meetings,  except for Josh  Fidler,  who attended 66 2/3% of the meetings. The three meetings that Mr. Fidler missed were special meetings,  two of which were called with relatively short notice.  Seven of the twelve directors attended all of the meetings. Four directors each missed one meeting.

Board Independence

     Ten of the Company's  twelve Board members are not employed by the Company.
The Board of Directors has determined that eight of the  non-employee  directors are "independent"  within the meaning of the Securities and Exchange  Commission
("SEC") and the New York Stock Exchange  ("NYSE") current director  independence standards. The independent directors are: William Balderston,  Josh Fidler, Alan
Gosule,  Leonard  Helbig,  Roger Kober,  Clifford  Smith,  Paul Smith and Thomas
Summer.  This  represents  more than a majority  of the  members of the Board of
Directors. The directors determined by the Board not to be independent under the above standards were Nelson Leenhouts,  Norman Leenhouts,  Edward Pettinella and
Amy Tait.

     In  determining   the   independence   of  each  director,   the  Corporate
Governance/Nominating  Committee  of  the  Board  considered  any  relationships between the Company and the  individual  director and the  director's  immediate family members as required under the applicable standards. The Board, consistent with the view of the NYSE,  determined  that the ownership of even a significant amount  of stock  in the  Company  is not a bar to a  finding  of  independence.
Consistent  with this  view of the NYSE,  the  Board  also has  determined  that ownership of limited partnership units ("UPREIT Units") in Home Properties, L.P.
(the "Operating Partnership"), which are exchangeable on a one-for-one basis for
Common  Stock  and  have  customarily  received   distributions   equivalent  to
distributions on the Common Stock,  does not bar the Board from determining that a director is independent.  Messrs. Balderston, Gosule, Helbig, Kober, C. Smith,
P. Smith and  Summer  have no  relationship  with the  Company  other than their compensation  and  benefits  as  members  of the  Board and its  Committees  and ownership of the Company's Common Stock.

     In   evaluating   the   independence   of   Mr.   Fidler,   the   Corporate
Governance/Nominating  Committee and the full Board  considered  the  additional relationships  between Mr.  Fidler and the Company and  determined  that none of them was material and that Mr. Fidler is independent.  Specifically,  Mr. Fidler is a principal in a diversified  real estate  development  business known as The
Macks Group. In 1999, the Company acquired 3,297 apartment units from affiliates of The Macks Group. As partial  consideration  for the purchase,  Mr. Fidler and members  of his  family  acquired  approximately  800,000  UPREIT  Units in Home
Properties L.P.  Pursuant to the purchase  agreement,  the Company agreed not to sell or  refinance  the  apartments  in a  transaction  which would  require the sellers to recognize  taxable  income  deferred in connection  with the sale. In addition, the Company agreed to register with the SEC shares of its Common Stock for which the UPREIT Units could be  exchanged,  to pay  dividends on the UPREIT
Units comparable to those paid on the Company's Common Stock, and to provide the holders of the UPREIT  Units  certain  rights to protect  their tax and economic interests in the event of a "going private"  transaction  involving the Company.
The Board  determined  that these  rights are not material to the Company and do not impair Mr. Fidler's independence from management.  In addition, in 2004, the
Company acquired a 240-unit apartment  community for $29,496,000 in cash from an entity  owned  by Mr.  Fidler  and  members  of his  family.  Certain  customary representations  and warranties by both the Company and the sellers  continue to survive,  including  related indemnity  obligations for any breaches.  The Board determined  that since no breaches have occurred in the almost three years since the  acquisition  and since any  breaches  by either the  Company or the sellers would not be material to the Company, the ongoing contractual provisions are not material  to the  Company  and do not  impair  Mr.  Fidler's  independence  from management.

     Norman Leenhouts is not an independent  director because he was employed by the Company until  December 31, 2006 and his brother Nelson remains an employee.
As she is Norman Leenhouts' daughter,  Amy Tait is not an independent  director.
Nelson Leenhouts and Edward Pettinella are not independent as they are currently employed by the Company.

Board Evaluation

     In 2006,  each Board member  participated in a written  self-evaluation  of their  performance  as a Board member as well as an evaluation of the Board as a whole. The Board and members of senior management also participated in a written evaluation of the Chief Executive Officer.

Director Qualifications

     The Board has established  certain minimum  qualifications  for prospective
Board  members.  These include a successful  professional  career as well as the potential to contribute to the  effectiveness of the Board as a whole.  Specific qualifications  or skills that a prospective  Board member must possess  include candor, trustworthiness, high ethical standards, dedication and a desire to work
hard.  Specific  expertise  must  include  one  of  the  following:   successful
financial, legal, academic, mergers and acquisitions,  technology utilization or business operating experience.

Identifying and Evaluating Nominees for Directors

     The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee develops and updates a list of potential Board candidates that meet the Board qualifications.
Candidates  may come to the  attention of the  Committee  through  current Board members,  stockholders,  management or other persons. To date, the Committee has not utilized the services of a professional  service firm to identify  potential candidates,  but it may do so in the future. If a vacancy on the Board occurs or is anticipated,  the Committee selects candidates to have personal meetings with members of the  Committee,  the  Co-Chairs of the Board and the Chief  Executive
Officer.  Selected candidates would then be invited to interact with other Board members and management. A candidate, if acceptable, would then be elected by the
Board (in the event of a mid-term vacancy) or be nominated to stand for election at the next annual stockholders' meeting.

Stockholder Nominees

     The  Corporate   Governance/Nominating  Committee  will  consider  director candidates  proposed by  stockholders  on the same basis as it  considers  other potential candidates for Board membership.  Stockholders may submit nominations, which should  include the name and address of the proposed  candidate as well as biographical  information  evidencing  that the  proposed  candidate  meets  the minimum qualifications and possesses the skills and expertise as required by the
Board and as described  above under  "Director  Qualifications."  The submission must also include the candidate's written consent to the nomination and to serve if elected.  To be  considered  for  nomination  for election at the 2008 Annual
Meeting and inclusion in the Proxy  Statement for the 2008 Annual Meeting of the
Stockholders,  stockholder  submissions  for nomination  must be received at the office of the Company in care of Secretary,  Home Properties,  Inc., 850 Clinton
Square, Rochester, New York 14604, on or prior to December 2, 2007.

Director Communications

     Stockholders and other interested parties may communicate with the Board of
Directors by sending  written  materials to the Board or any of the directors in care of Secretary,  Home Properties,  Inc., 850 Clinton Square,  Rochester,  New
York 14604. They may also communicate  confidentially or anonymously through use of the Company's hotline at 1-877-888-0002.  The Company's  Secretary will relay all written  communications  to the Board of  Directors  or  individual  members designated by the stockholder or other interested party.

Compensation Committee Interlock and Insider Participation

     None of the members of the Compensation Committee is or has been an officer or  employee  of the  Company or had any  relationship  that is  required  to be disclosed as a transaction with a related party.

Board Committees

     Audit  Committee.  The Company has a separately  designated  standing Audit
Committee.  The Audit Committee operates under a written charter approved by the
Committee  and the Board.  A copy of the charter is available  on the  Company's
website  at  www.homeproperties.com   under  the  heading   "Investors/Corporate
Governance  Highlights."  In  addition,  the Company  will provide a copy of the charter to  anyone,  without  charge,  upon  written  request  addressed  to the
Corporate Secretary at Home Properties,  850 Clinton Square, Rochester, New York
14604.

     The Audit  Committee  currently  consists of Alan Gosule,  Leonard  Helbig,
Roger Kober,  Paul Smith and Thomas  Summer.  Paul Smith chairs this  Committee.
Following the Annual Meeting and contingent upon their re-election to the Board, the Audit  Committee  will consist of Alan Gosule,  Roger Kober,  Paul Smith and
Thomas Summer with Paul Smith continuing as Chair.

     The Audit Committee assists the Board in fulfilling its  responsibility for general oversight of the integrity of the Company's  financial  statements,  the
Company's  compliance  with  applicable  laws  and  regulations   including  the
Company's own Code of Business  Conduct and Ethics,  and the Company's  internal and disclosure  controls and  procedures.  The Audit  Committee also selects and oversees the Company's independent registered public accounting firm.

     The Audit Committee has adopted  procedures for the receipt,  retention and treatment of concerns and complaints  about  accounting,  internal  controls and auditing  matters.  The Audit  Committee  oversees the existence of a "hot line"
(1-877-888-0002) where such concerns and complaints can be anonymously reported.

     The Board of Directors  has reviewed the  qualifications  of each member of the Audit  Committee  and has  determined  that each  member is  independent  as required by applicable securities laws and by the listing standards of the NYSE.
No Audit  Committee  member serves on the audit committee of more than one other public company. In the exercise of its business judgment, the Board of Directors has also  determined  that each  member of the Audit  Committee  is  financially literate. Finally, the Board has determined that each of Roger Kober, Paul Smith and Thomas Summer qualifies as an "audit committee  financial expert" as defined by applicable SEC rules.

     The  Audit  Committee  works  closely  with  management  and the  Company's independent  registered public accounting firm. It meets quarterly to review the
Company's financial statements,  and on other occasions,  on an as needed basis.
The Audit  Committee  met five times in 2006.  Each of the  members of the Audit
Committee attended all of the Committee's meetings. In 2006, the Audit Committee conducted a self-evaluation.

     Compensation   Committee.   The   Company  has  a   separately   designated
Compensation  Committee.  The  Compensation  Committee  operates under a written charter  approved  by the  Committee  and the  Board.  A copy of the  charter is available on the Company's website at  www.homeproperties.com  under the heading
"Investors/Corporate  Governance  Highlights."  In  addition,  the Company  will provide a copy of the charter to anyone,  without  charge,  upon written request addressed to the Corporate  Secretary at Home  Properties,  850 Clinton  Square,
Rochester, New York, 14604.

     The Compensation Committee currently consists of William Balderston,  Roger
Kober and Clifford Smith, each of whom has been determined by the Board to be an independent director. Clifford Smith chairs this Committee. Following the Annual
Meeting,  and contingent upon their  re-election to the Board,  the Compensation
Committee will consist of Josh Fidler,  Leonard Helbig, Roger Kober and Clifford
Smith,  with Mr. Helbig serving as Chair.  Each of the new members also has been determined by the Board to be an independent director.

     The Compensation  Committee  reviews and approves,  at least annually,  the
Company's  goals  and  objectives  relevant  to  compensation  of the  Company's executive officers,  including the Chief Executive Officer, reviews on an annual basis the performance of the Chief Executive Officer in light of those goals and objectives,  recommends to the other  directors for approval the Chief Executive
Officer's annual  compensation,  approves the  compensation  levels of the other
executive  officers,   reviews  significant   employee  benefit  programs,   and
establishes and administers executive compensation programs.

     The agenda for meetings of the Compensation  Committee is determined by its
Chair with the  assistance of the Senior Vice  President of Human  Resources and
the Company's  General Counsel.  Compensation  Committee  meetings are regularly attended by the Co-Chairs of the Board, the Chief Executive Officer,  the Senior
Vice President of Human Resources and the General Counsel. At each meeting,  the
Compensation Committee meets in executive session. The Compensation  Committee's
Chair reports the Committee's  recommendation  on executive  compensation to the
Board.

     Independent  advisors and the Company's human resources  department support the  Compensation  Committee in its' duties and, along with the Chief  Executive
Officer and Senior Vice President of Human Resources, may be delegated authority by the Compensation Committee to fulfill certain administrative duties regarding the compensation  programs.  The Compensation  Committee has authority under its charter to retain,  approve fees for and  terminate  advisors,  consultants  and
agents  as  it  deems   necessary   to  assist   in  the   fulfillment   of  its
responsibilities.  It reviews the total fees paid to outside  consultants by the
Company  to  ensure  that  the  consultants   maintain  their   objectivity  and
independence when rendering advice to the Compensation Committee.

     In 2006, the Compensation  Committee  retained the services of FPL Advisory
Group and Mercer  Human  Resource  Consulting.  These  consultants  were engaged directly by the Compensation Committee.  FPL Advisory Group is a human resources and management  firm that  specializes in the real estate and related  financial services  industries.  In 2006,  they were  retained to provide  information  on current market trends and practices  relating to Chair of the Board compensation practices, material provisions of Chief Executive Officer employment agreements, retirement  and long-term  incentive  programs.  In 2006,  Mercer Human Resource
Consulting was retained by the Compensation Committee to provide additional data and  advice  regarding  Chair  of the  Board  compensation,  the  prevalence  of employment contracts for chief executive officers, the typical  severance/change in  control  provisions  in such  contracts  and  the  prevalence  of  long-term incentive  programs.  Mercer Human Resource  Consulting was also retained by the
Compensation  Committee  to  assist  management  with  the  preparation  of  the
Compensation Discussion and Analysis included in this Proxy Statement.

     The  Compensation  Committee also consults with senior  management  and, in particular,  the Chief  Executive  Officer  and Senior Vice  President  of Human
Resources in making determinations about the executive  compensation program and the compensation of individual executive officers.

     The  Compensation  Committee met five times in 2006. Each of the members of the Compensation  Committee attended all of the Committee's  meetings.  In 2006, the Compensation Committee conducted a self-evaluation.

     Corporate  Governance/Nominating  Committee.  The Company has a  separately
designated   Corporate    Governance/Nominating    Committee.    The   Corporate
Governance/Nominating Committee operates under a written charter approved by the
Committee  and the Board.  A copy of the charter is available  on the  Company's
website  at  www.homeproperties.com   under  the  heading   "Investors/Corporate
Governance  Highlights."  In  addition,  the Company  will provide a copy of the charter to  anyone,  without  charge,  upon  written  request  addressed  to the
Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York,
14604.

     Pursuant to its charter, the Corporate  Governance/Nominating  Committee at all times  consists of at least  three  directors,  all of whom are  independent directors  and  two of  whom  are  the  Chairs  of the  Audit  and  Compensation
Committees.  This Committee currently consists of William  Balderston,  Clifford
Smith and Paul  Smith,  each of whom has been  determined  by the Board to be an
independent    director.     William    Balderston    chairs    the    Corporate
Governance/Nominating  Committee.  Following the Annual Meeting,  and contingent upon  their  re-election  to  the  Board,  the  Corporate  Governance/Nominating
Committee will consist of Leonard Helbig,  Alan Gosule,  Clifford Smith and Paul
Smith with Clifford Smith serving as Chair.

     The  Corporate   Governance/Nominating   Committee  identifies  individuals
qualified to become  Board  members  consistent  with  criteria  approved by the
Board,  evaluates the size,  composition and organization of the Board, monitors
implementation  of  specific  corporate  governance  initiatives,   reviews  any
stockholder  proposals  submitted to the Company and oversees the  evaluation of the Board and the Chief Executive Officer.

     The Corporate  Governance/Nominating Committee met four times in 2006. Each of the members of this Committee  attended all of the Committee's  meetings.  In
2006, the Corporate Governance/Nominating Committee conducted a self-evaluation.

     Real Estate Investment  Committee.  The Company has a separately designated
Real Estate Investment Committee.  The Real Estate Investment Committee operates under a written  charter  approved by the Committee and the Board. A copy of the charter is available on the Company's  website at  www.homeproperties.com  under the  heading  "Investors/Corporate  Governance  Highlights."  In  addition,  the
Company  will  provide a copy of the  Charter to anyone,  without  charge,  upon written request  addressed to the Corporate  Secretary at Home  Properties,  850
Clinton  Square,  Rochester,  New York,  14604.  The charter for the Real Estate
Investment  Committee requires that it consists of at least three directors,  at least a majority of whom shall be non-employee directors.

     Josh Fidler,  Leonard Helbig,  Nelson Leenhouts,  Edward Pettinella and Amy
Tait are the current members of the Real Estate Investment  Committee.  Amy Tait chairs this  Committee.  Following the Annual  Meeting,  and contingent upon his re-election  to the Board,  Thomas  Summer will be added as a member of the Real
Estate Investment Committee.

     The purpose of the Real Estate Investment  Committee is to review potential acquisitions and dispositions and to approve,  or to recommend to the full Board for approval,  acceptable transactions pursuant to the authorization  parameters established by the Board.

     The Real Estate  Investment  Committee met seven times in 2006. Each of the members of this Committee attended all of the Committee's meetings. In 2006, the
Real Estate Investment Committee conducted a self-evaluation.

                               BOARD COMPENSATION

     In 2006, the Company paid its  non-employee  directors an annual stipend of
$30,000.  An additional  annual stipend in the amount of $10,000 was paid to the
Chair of each of the  Committees.  Non-employee  directors were also paid $1,200 per day for  attendance  (in  person or by  telephone)  at Board  and  Committee meetings  provided the Committee  meetings were held on a different day from the
Board meetings.  In addition,  in 2006, each of the  non-employee  directors was issued  1,000  shares of  restricted  stock and 4,000  options  pursuant  to the
Company's  Amended and Restated 2003 Stock Benefit Plan (the "Stock Plan").  The
options  were  issued at an  exercise  price of $51.06 per share,  which was the closing price of a share of the  Company's  Common Stock on the date of the 2006
Annual Meeting.

     For 2007, the annual stipend will remain at $30,000, the additional stipend paid to the  Committee  Chairs will remain at $10,000 and the meeting  fees will increase to $1,400 per day. In  addition,  beginning in 2007, a meeting fee will be paid for each meeting attended regardless of the number of meetings held in a day.  This  change was made in  recognition  of the time and effort  required to adequately prepare for each meeting. Norman Leenhouts will be paid an additional annual  stipend of $100,000  for his  services as  Co-Chair  and for  additional services  to be  rendered  in  connection  with the  Company's  acquisition  and disposition activities.  The Stock Plan provides for the issuance of up to 1,000 shares of restricted  stock to each of the  non-employee  directors in 2007. The
Board  authorized  a grant equal to the number of shares  (not to exceed  1,000)
equal to $55,000 divided by the closing price of a share of the Company's Common
Stock on the date of issuance,  which was to be the first dividend  payment date in 2007,  February  28,  2007.  The closing  price that day was $58.51 and, as a result,  each of the  non-employee  directors,  except for Mr.  Balderston,  was issued  940  shares  of  restricted  stock.  In  recognition  of his  retirement following  the Annual  Meeting and the fact that,  at  retirement,  he will have served as a director for half of the Board's quarterly meetings,  Mr. Balderston was paid in cash the pro-rata  share  (one-half) of the value of the  restricted stock or $27,500 in lieu of being issued  restricted  stock. The Stock Plan also provides  for the  issuance of up to 4,000  options to each of the  non-employee directors in 2007. The Board has approved the issuance of options for the number of shares equal to $26,000  divided by 12.5% of the closing  price of a share of the Company's Common Stock on the date of grant,  which is to be the date of the
Annual Meeting provided that the number of options to be issued is not to exceed
4,000.  The  Board  determined  the 2007  compensation  level  for  non-employee directors based on an analysis of the amount and type of  consideration  paid to the boards of the Company's peer group.

     Under the Second Amended and Restated Director  Deferred  Compensation Plan
(the "Director Deferred  Compensation Plan") approved by the stockholders at the
2005 Annual Meeting,  the  non-employee  directors can defer up to 100% of their total annual cash compensation  (including  meeting fees) for three, five or ten years and their  compensation  in the form of  restricted  stock for five or ten years.  The Company matches 10% of the deferred cash amount,  which amount vests after three years.  A "phantom"  stock  account is  established  for each of the director and the Company  contribution  amounts.  Each  deferral and the Company
contribution   is  reflected  by  crediting  those  accounts  with  the  phantom equivalent of the number of shares of the  Company's  Common Stock that could be purchased with the amounts  deferred and  contributed at the Common Stock's fair market value as of the day when the compensation would otherwise have been paid, or with the  number  of  shares  of  restricted  stock  deferred.  Participants'
accounts are also  credited  with the number of shares of the  Company's  Common
Stock that could be purchased  with  hypothetical  dividends  that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are  purchased  for  participants  in the dividend reinvestment  feature of the Company's  Dividend  Reinvestment  and Direct Stock
Purchase Plan (the "DRIP").  Payments out of the deferred accounts, upon vesting or  otherwise,  are made by  issuance  of Common  Stock,  except in the event of payment by reason of a change in control in which  event  payment may be made in cash  or by  issuance  of  Common  Stock  at the  election  of the  Compensation
Committee.  The  Director  Deferred  Compensation  Plan is  designed  to provide substantially the same benefits to the non-employee directors as are provided to eligible  employees under the Company's Deferred Bonus Plan (the "Deferred Bonus
Plan").

     Directors  of the Company who are  employees  of the Company do not receive any compensation  for their services as directors.  All directors are reimbursed for their expenses incurred in attending directors' meetings.

The  following  table  summarizes  the  compensation  paid  by  the  Company  to non-employee  directors  for the year  ended  December  31,  2006.  There are no amounts to report in the Non-Equity  Incentive Plan  Compensation and the Change
in Pension Value and  Nonqualified  Deferred  Compensation  Earnings  columns so these have not been included on the table.

                                                   2006 DIRECTOR COMPENSATION TABLE

                          Fees Earned or                                               All Other
                           Paid in Cash       Stock Awards       Option Awards       Compensation
        Name(1)               ($)(2)           ($)(3)(4)            ($)(5)             ($)(6)          Total ($)
        -------               ------           ---------            ------             ------          ---------

William Balderston III        65,200             55,880             35,309              6,104            162,493
Josh E. Fidler                49,200             49,360             28,228              4,179            130,967
Alan L. Gosule                52,800             49,360             35,309              7,892            145,361
Leonard F. Helbig III         57,600             55,120             35,309              8,620            156,649
Roger W. Kober                52,800             54,640             35,309              7,597            150,346
Clifford W. Smith Jr.         98,200             59,180             35,309              9,104            201,793
Paul L. Smith                 64,000             49,360             35,309              6,551            155,220
Thomas S. Summer              52,800             49,360             28,228              4,179            134,567
Amy L. Tait                   64,000             49,360             35,309              5,978            154,647

     (1) Nelson  Leenhouts and Norman  Leenhouts are not listed on this table as they  were  employees  of the  Company  until  December  31,  2006  pursuant  to
Employment Agreements which are described in "Transactions with Related Persons,
Promoters  and  Certain  Control  Persons"  beginning  on page 34.  They did not receive any compensation for their services as directors in 2006.

     (2) The  amount in this  column  is  inclusive  of fees that were  deferred pursuant to the Director Deferred Compensation Plan. Messrs. Balderston, Helbig,
Kober and C. Smith deferred 100% of their 2006 cash compensation.

     (3) Each of the listed  directors  was granted  1,000 shares of  restricted stock in 2006.  This column includes the grant date fair value of the restricted stock award, which was calculated using the closing price ($49.36) of a share of the  Company's  Common  Stock on the grant date  (February  28,  2006).  Messrs.
Helbig, Kober and C. Smith deferred receipt of this restricted stock pursuant to the Director Deferred Compensation Plan.

     (4) For those directors who deferred their cash  compensation,  this column also  includes the value of the  Company's 10%  contribution  made in 2006.  Any amount  in  excess  of  $49,360  is  the  grant  date  fair  value  of  the  10%
contribution.

     (5) Each of the directors was granted  options to purchase  4,000 shares of the Company's  Common Stock in 2006.  This column  represents  the dollar amount recognized for financial  statement  reporting purposes with respect to 2006 for the fair value of stock options granted to each of the directors in 2006 as well as prior years, in accordance with SFAS 123R except,  pursuant to SEC rules, the
amounts   shown  exclude  the  impact  of  estimated   forfeitures   related  to
service-based vesting conditions. The grant date fair value of these options was
$6.33 per  share or  $25,320  in the  aggregate  per  director.  This  value was calculated using the  Black-Sholes  formula.  For additional  information on the valuation assumptions with respect to the 2006 grants as well as the grants made prior to 2006, refer to note 9 of the Company's financial statements in the Form
10-K for the year ended December 31, 2006, as filed with the SEC.

     (6) This column represents:  (a) dividends paid on all shares of restricted stock held by each of the listed  directors  whether  receipt of the  restricted stock was deferred or not; plus (b) value of all hypothetical  dividends paid in
2006  on the  Company  10%  match  shares  in  the  listed  director's  deferred compensation account.

                              CORPORATE GOVERNANCE

Code of Ethics

     A very significant part of the Company's culture is the focus on "doing the right  thing." The  Company  has  adopted a Code of Business  Conduct and Ethics
("Code of Ethics")  to embody the  Company's  commitment  to continue to conduct business in accordance  with the highest ethical  standards.  The Code of Ethics applies to all employees and directors of the Company. The Code of Ethics covers such topics as conflicts of interest,  proper use of Company property,  complete and accurate  reporting and disclosure of its business and financial results and compliance with laws. Each employee and each member of the Board of Directors is required on an annual basis to acknowledge that they have received a copy of and reviewed the Code of Ethics and to disclose any situation that may conflict with the provisions of the Code of Ethics.

     The Company has also adopted a Code of Ethics for Senior Financial Officers
("Senior  Financial Officer Code of Ethics") that applies to the Chief Executive
Officer,  Chief Financial Officer,  Treasurer and Controller.  These individuals also are required to comply with the Code of Ethics.

     The Code of Ethics and Senior  Financial  Officer  Code of Ethics  meet the definition  of "Code of Ethics" under the rules and  regulations  of the SEC and the listing  standards of the NYSE.  Both Codes are  available on the  Company's
website  at  www.homeproperties.com   under  the  heading   "Investors/Corporate
Governance  Highlights."  In  addition,  the Company  will provide a copy of the
Codes to anyone, without charge, upon written request addressed to the Corporate
Secretary at Home  Properties,  Inc., 850 Clinton Square,  Rochester,  NY 14604.
Amendments to the Code of Ethics and Senior Financial Officer Code of Ethics and
any waivers  granted  thereunder  will be posted on the Company's  website under that  heading.  The Audit  Committee  of the  Board of  Directors  monitors  the implementation and enforcement of both Codes.

Corporate Governance Guidelines

     The Board of Directors has adopted a set of corporate governance guidelines
(the  "Guidelines")  which meet the requirements of the listing standards of the
NYSE and cover such  topics as  director  qualifications  and  responsibilities,
director  access  to  management,   and  director   orientation  and  continuing
education. Some specific policies included in the Guidelines follow.

     Retirement  Age. The  retirement  age for directors was changed in February
2006 to 75. Previously,  the retirement age of 75 was subject to exceptions if a determination was made by the other directors,  after  confidential  discussion, that the over age 75 director was expected to make a significant contribution to the  Company  during the  following  year.  As of the 2007  Annual  Meeting,  no exceptions will be permitted. As a result, William Balderston,  III, is retiring from the Board of Directors and will not stand for re-election.

     Change of  Employment.  Any  director  who  changes  jobs or  employers  or otherwise  experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

     Other  Boards.  Directors  may not  serve on the  boards  of more  than two additional public companies.

     Stock  Ownership.  Within five years of becoming a director of the Company, directors are required to have equity in the Company having a then current value of not less than $100,000.

     Meeting   Attendance.   Directors   are  expected  to  attend  each  annual
stockholders'  meeting,  all Board  meetings and meetings of the  Committees  on which they serve.  All of the  directors  attended  the 2006  Annual  Meeting of
Stockholders.

     Executive  Sessions.  The  non-management  directors  are to meet at  least quarterly  in  executive  sessions  and,  at least  once per year,  without  any directors  who  are  not  independent  directors.  The  Chair  of the  Corporate
Governance/ Nominating Committee presides at the executive sessions.

     A  copy  of  the  Guidelines  is  available  on the  Company's  website  at
www.homeproperties.com   under  the  heading   "Investors/Corporate   Governance
Highlights."  In addition,  the Company will provide a copy of the Guidelines to anyone,  without  charge,  upon  written  request  addressed  to  the  Corporate
Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

Stock Option Restrictions

     The Stock Plan  approved by the Company's  stockholders  at the 2005 Annual
Meeting  includes some features that are designed to closely align the interests of  management  with those of the  stockholders.  Options  may not be  repriced.
Options held by the Company's  executive officers do not vest automatically upon retirement  but  continue  to vest as  scheduled.  Directors  and the  executive officers of the Company must hold an equivalent  number of shares as were issued on an option exercise for a one-year period.

                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

     The  Company's  mission  is to  maximize  long-term  stockholder  value  by
acquiring,   repositioning,   developing,  and  managing  market-rate  apartment
communities  while enhancing the quality of life for its residents and providing employees with opportunities for growth and accomplishment. The Company's vision is to be a prominent  owner and  manager of  market-rate  apartment  communities located in selected high barrier, high growth markets.

     The Company's business  strategies include:  (i) aggressively  managing and improving  its  communities  to achieve  increased net  operating  income;  (ii)
acquiring  additional  apartment  communities with attractive  returns at prices that  provide a  positive  spread  over the  Company's  cost of  capital;  (iii)
developing  new apartment  communities on raw land, on land adjacent to existing owned communities and where there are density  opportunities to replace existing
garden  apartments  with  mid-  or  high-rise  structures;   (iv)  disposing  of
properties that have reached their  potential;  and (v) maintaining a strong and flexible capital structure with cost-effective access to the capital markets.

     The Company's executive compensation  philosophy is designed to support its mission  of  creating  long-term  value  for  stockholders  and  the  successful execution  of its vision and business  strategies  outlined  above.  The Company believes  that  its  success  in  achieving  these  goals  is,  in  large  part, attributable  to the  performance  and  dedication  of  its  employees  and,  in particular, to the leadership efforts of its executive officers. It is therefore important that the interests of executives be aligned closely with the interests of stockholders.

     The  Company's  executive  compensation  program  for its  chief  executive officer,  chief  financial  officer and the three other most highly  compensated executive  officers  (our "Named  Executive  Officers")  has the  following  key objectives:

          o    Attraction and Retention: The Company seeks to attract and retain highly  capable  executives  both from  within  and  outside  the multi-family  REIT  industry  by  offering  a  competitive  total compensation package;

          o    Motivation:  The Company  endeavors to motivate its executives to maximize the long-term value of the Company by achieving  certain operational and financial goals; and

          o    Linkage:  The Company's  executive  compensation  program is tied directly to the operating, financial and stock performance of the
               Company.  By ensuring that  executives  are rewarded in step with the Company's  performance,  their interests are aligned with the interests of the Company's stockholders.

Oversight of the Executive Compensation Program

     The  Compensation  Committee (the  "Committee")  is responsible  for, among other things, establishing,  administrating and reviewing compensation plans and policies for executive  officers and ensuring that these executive  officers are compensated in a manner  consistent with the philosophy and objectives  outlined
above.   The  Committee  also  administers  the  Company's  stock  option  plans
(including  reviewing  and  approving  stock  option  grants and other awards to executive  officers),  reviews and approves the Company's  goals and  objectives relevant to compensation  of the executive  officers and considers the structure of the  Company's  compensation  program as it applies  to all  employees.  When appropriate, the Committee recommends to the full Board changes to the executive and the  general  compensation  plans.  In  addition,  on an annual  basis,  the
Committee makes specific  compensation  recommendations to the Board relating to the Company's  Chief  Executive  Officer and approves the  compensation  for the other executive officers.

     For  additional  information  on the  members of the  Committee  and on the structure, scope of authority, and operation of the Committee, see "Compensation
Committee" beginning on page 7.

Setting Executive Compensation

Guiding Principles

     It is the  Committee's  practice  to  provide a  balanced  mix of cash- and equity-based  compensation that the Committee believes  appropriate to align the short- and long-term  interests of executives with that of  stockholders  and to encourage executives to act in the interest of stockholders.  When the Committee considers any component of the Chief Executive Officer's and the other executive officers'  compensation,  the  aggregate  amounts  and  mix of  all  components, including salary, bonus, equity and the Company's 401(k) Savings Plan match, are taken into  consideration.  In  addition,  when  reviewing  the Chief  Executive
Officer's  compensation,  the Committee also takes into account his  accumulated option and  restricted  stock gains.  Although the  Committee  does not target a specific level of compensation relative to industry peers, it generally seeks to provide  total  target  compensation  (consisting  of base  salary,  annual cash incentives and equity  incentives) that approximates the market median if median levels of performance are achieved,  greater compensation if above-median levels of performance are achieved and lesser  compensation  if performance  levels are below expectations.

     The Committee believes that  appropriately  balancing the total package and ensuring the viability of each  component of the package is necessary to provide a  market-competitive  level of compensation and benefits,  as well as to ensure the health of the Company,  which benefits employees and stockholders  alike. It is the Committee's practice to make the most significant  compensation decisions in a multi-step  process over more than one meeting,  so that Committee  members have the  ability to  consider  and discuss  alternative  courses of action,  to request  additional  information  as necessary and to raise and discuss  related questions.

     As part of its annual review process,  the Committee reviews a compensation tally  sheet which  details the Chief  Executive  Officer's  total  compensation
(salary,  bonus,  equity and the  Company's  401(k)  Savings Plan match) for the current year and the prior year.  The Committee also receives an overview of his equity ownership in addition to an overview of compensation that would be due to him under various termination  scenarios.  The Committee  recommends to the full
Board  for  approval  the  level  of  the  Chief   Executive   Officer's   total
compensation.  The full Board also  considers  written  evaluations of the Chief
Executive  Officer's  performance  completed  by each  member  of the  Board  in addition to each of his direct reports.  The Board meets in executive session to approve  each  element  of the  compensation  package  for the  Chief  Executive
Officer.

Role and Responsibilities

     The Committee has the authority to engage the services of outside  advisors and  experts for  assistance  in making  compensation  decisions.  In 2006,  the
Committee hired FPL Advisory Group, a human resource and management  consultancy specializing in the real estate and related financial  services  industries,  to provide  competitive  market data and advice on various  executive  compensation issues, including the Chief Executive Officer's employment agreement.

     The  Committee  also worked with Mercer  Human  Resource  Consulting  which served as a  compensation  consultant  for the Committee to provide  competitive market data and advice on various executive  compensation issues,  including the
Chief  Executive  Officer's  employment  agreement and the  Company's  long-term incentive practices.

     In addition to  considering  input  provided by its outside  advisors,  the
Committee also considers input from senior  management in making  determinations
regarding  the  overall  executive   compensation  program  and  the  individual
compensation  of the executive  officers.  The Company's  human  resources  team supports  the  Committee  and its work and,  in some  cases,  acts  pursuant  to delegated  authority to fulfill various functions in administering the Company's compensation programs.

     The Chief Executive Officer annually reviews the performance of each of the executive officers.  The conclusions reached and recommendations  based on these reviews for base salary levels and annual bonus target  amounts are presented to the  Committee.  The  Committee  can exercise its  discretion  in modifying  any recommended base salary levels or annual bonus target amounts.

Competitive Benchmarking

     As part of its  consideration  as to the  appropriateness  of the executive officers' compensation,  the Committee reviews market data for executives in the residential sector classification of real estate companies and for executives in comparably sized companies in the services industry.  The primary benchmark used by the Committee for the Chief Executive Officer's compensation,  as well as the
compensation  of  the  other  named  executives,   is  the  peer  group  in  the
multi-family  REIT industry (the "Industry  Peer Group").  This is the same peer group that is used to  calculate  the bonus  payable  pursuant to the  Company's
Incentive Compensation Plan. See "Annual Incentive Awards" beginning on page 15.
The  Industry  Peer Group,  which is  periodically  reviewed  and updated by the
Committee,  consists of  companies  against  which the  Committee  believes  the
Company  competes  for  talent and for  stockholder  investment.  The  Committee recognizes that the members of the Industry Peer Group vary in terms of the size of their market  capitalization and takes this variation into account in its use of related  data.  During  2006,  the Industry  Peer Group was  comprised of the following companies:

          o    Apartment Investment and Management Company

          o    Archstone-Smith Trust

          o    AvalonBay Communities, Inc.

          o    BRE Properties, Inc.

          o    Camden Property Trust

          o    Equity Residential

          o    Essex Property Trust, Inc.

          o    Mid-America Apartment Communities, Inc

          o    Post Properties, Inc.

          o    UDR, Inc.

     Industry  Peer Group  compensation  data is taken from their most  recently available  proxy  statements and analyzed by the Company's  human resources team under the direction of the Committee.  This benchmarking is done with respect to the  key  elements  of  the  executive  compensation  program,  as  well  as the
compensation  levels  of  individual   executives  where  job  descriptions  are
sufficiently  similar.  Industry Peer Group compensation data is supplemented by survey data obtained  from the National  Association  of Real Estate  Investment
Trusts  (NAREIT),  which is the trade  association for REITs and publicly traded real estate  companies with an interest in US property and  investment  markets, and from Watson Wyatt, a global human resource consulting firm. The compensation data from NAREIT reflects the residential property sector classification and the compensation data from Watson Wyatt reflects  services  industry  companies with comparable revenue within the New York/Northeast and Mid-Atlantic regions.

2006 Executive Compensation Components

     For 2006,  the primary  elements of  compensation  for the Named  Executive
Officers were:

          o    base salary,

          o    annual incentive awards,

          o    long-term equity incentive awards,

          o    deferred compensation, and

          o    retirement and other benefits.

Base Salary

     The Company provides Named Executive Officers and other employees with base salary to compensate  them for services  rendered  during the fiscal year.  Base salaries for the executive  officers,  including the Named  Executive  Officers, generally  are  established  based  on the  individual's  job  responsibilities, performance and experience, the Company's overall budget for merit increases and the  competitive  environment.  On an annual basis,  the  Committee  reviews and approves  salary  adjustments for the executive  officers,  other than the Chief
Executive  Officer,  based on a review of competitive market data, an assessment of  Company  performance,  as well as  recommendations  of the  Chief  Executive
Officer. With respect to salary adjustments for the Chief Executive Officer, the
Committee  reviews  competitive  market data,  assesses  the annual  performance reviews for the Chief Executive Officer completed by each member of the Board of
Directors and his direct  reports,  assesses  Company  performance,  and,  after extensive discussion at a Committee executive session, makes a recommendation to the full Board for approval during a Board executive session. Annual adjustments are typically approved at the Committee and Board meetings held in February, are effective  in  mid-March  and  remain  effective  for twelve  months.  The Named
Executive Officers' base salary included in the 2006 Summary  Compensation Table on page 22,  represents  the base salary paid from  January 1, 2006 to March 15,
2006 at the level  approved in  February  2005 and for the period from March 16,
2006 to December 31, 2006 at the level  approved in February  2006.  In February
2007, the Committee  approved  increases for the Named Executive Officers (other than the Chief  Executive  Officer)  for the period from March 16, 2007 to March
15, 2008 as follows:  David Gardner - $320,000 (from $300,000);  Ann McCormick -
$272,000 (from $260,400);  Scott Doyle - $250,000 (from $240,000) and John Smith
$240,000  (from  $225,000).  In  addition,  based  on a  recommendation  by  the
Compensation  Committee,  the Board approved an increase in Edward  Pettinella's base salary to $550,000 (from $525,000).

Annual Incentive Awards

     The Company's Amended and Restated Annual Incentive Plan (the "Bonus Plan")
was  approved by the Board in  February of 2005 and is an annual cash  incentive program  designed to motivate  executive  officers and certain  other  full-time employees to maximize the Company's annual  operating and financial  performance and reward participants based on the Company's annual performance. The Committee annually  reviews  the  Bonus  Plan  to  ensure  it  continues  to  provide  the
appropriate  level  and  type  of  motivation   consistent  with  the  Company's
strategic, operational and financial objectives.

     Currently  under the Bonus Plan  participants  are  eligible to earn a cash incentive award based upon two measures:  (1) growth in the Company's funds from operations  ("FFO") on a per share diluted basis from the previous year, and (2)
growth in "same store" (for 2006,  this was  properties  owned since  January 1,
2005) net  operating  income  ("NOI") from the previous  year as compared to the
Industry Peer Group. When evaluating the appropriate metrics to use in the Bonus
Plan,  the  Committee  considered  the  Company's  strategic,   operational  and
financial  objectives,  as well as  industry-specific  metrics typically used by peers, investors and analysts for measuring financial success. FFO is considered by the Committee to be an important indicator of the Company's overall financial performance  and is therefore  given a 75%  weighting in  determining  incentive payments. When calculating FFO for the purposes of the Bonus Plan, the Committee may approve the  exclusion of certain  non-recurring  items from  published  FFO results based on extraordinary  events such as catastrophic natural disasters or other  events  outside of the  control of  management  and the receipt of income representing a windfall not related to the operations of the Company's business.
No such  adjustment  to published  FFO occurred  with respect to the 2006 bonus.
Same store NOI relative to the Industry  Peer Group,  which is considered by the
Committee  to be an  important  driver of real estate  property  values and thus stockholder value, receives a 25% weighting.  The Committee periodically reviews the annual  incentive  plan metrics and their  respective  weightings  to ensure consistency with the Company's business objectives.

     When  designing  the  Bonus  Plan,  the  Committee  identified  a range  of financial  performance for both FFO and NOI that reflected  acquisition targets, expected  revenue  growth and  economic  conditions  inherent  in the  Company's strategic  plan. The Committee has discretion in determining  the calculation of
FFO for  purposes of this plan.  In  consideration  of the degree of  difficulty associated  with that  range of  expected  Company  financial  performance,  the
Committee  specified  that 4.0-12.0  bonus units could be earned.  The Committee also  established a ceiling and a floor of expected  financial  performance  for both the FFO and NOI  metrics.  In the event the Company  experiences  financial performance  in either  FFO or NOI below  the  floor or above the  ceiling,  the
Committee has complete discretion in determining bonus unit award levels that it will  recommend  for the  Board's  approval.  In such an event,  the  issues the
Committee  considers,  among  others,  are economic  conditions,  the  Company's performance  relative  to its  industry  peers  and  extraordinary  events.  The
Committee did not need to exercise that  discretion in 2005 or in 2006 since the
Company  achieved  a bonus  award  payout  in  excess of the floor and below the ceiling.

     At the beginning of each year,  the  Committee  reviews the ceiling and the floor of the Bonus Plan. If industry conditions merit, the Committee  recommends to the Board that the  ceiling or floor be  revised.  The ceiling is intended to represent a difficult to achieve level of performance and the floor to represent a modest  (but not poor)  level of  performance.  Note,  by basing  the bonus on year-over-year  change in FFO,  rather than the more common approach of absolute
FFO, the Company's  bonus  payments are more  sensitive to  performance  and the
Company's bonus payments are more variable from year to year.

     The Committee  also assigns at the beginning of each year a bonus factor to the Chief Executive  Officer and, with input from the Chief  Executive  Officer, assigns a bonus factor to each of the other Named Executive Officers.  It is the
Committee's philosophy that the proportion of an individual's total compensation that  varies with  individual  and Company  performance  should  increase as the individual's business  responsibilities  increase. Bonus factors therefore range from 1% to 13%, depending on an individual's role and responsibility. The annual bonus earned is equal to a participant's  salary times the  participant's  bonus factor times bonus units earned, plus or minus discretionary performance factors
as  described  below.   The  Committee   expects  that,  under  normal  economic
conditions,  the Named  Executive  Officers will earn bonus payments from 35% to
65% of their  base  salaries  and the Chief  Executive  Officer  will earn bonus payments from 65% to 100% of his base salary.

     The bonus factor assigned to each of the Named Executive  Officers for 2006 can be found on page 23 in footnote 4 to the 2006 Summary Compensation Table. In
February  2007, the Committee  considered the bonus factors  assigned to each of the Named Executive Officers and decided not to change them for 2007.

     The Committee has discretion for determining and  recommending to the Board what portion (up to 100%) of the annual  incentive  otherwise  earned  should be paid to the Chief  Executive  Officer.  In making its  determination  as to what portion of the 2006 annual  incentive  (payable  in 2007)  should be paid to the
Chief Executive Officer, the Committee considered a variety of factors including leadership and managerial competencies, execution of the Company's business plan and overall business  strategy,  the Company's  absolute and relative  financial performance  as well as results  from the  performance  appraisal  completed  by directors and the Chief Executive  Officer's  direct reports.  In addition,  the
Committee  considered  progress on several  initiatives  led by Mr.  Pettinella.
Based on the  Committee's  consideration  of all of these  factors,  in February
2007,  the Committee  recommended  and the Board  approved  payment to the Chief
Executive Officer of 100% of his 2006 annual incentive.

     With respect to  determination  of final annual  incentive  awards to other executive officers,  including the Named Executive Officers other than the Chief
Executive  Officer,  up to 50% of the award payment is discretionary.  The Chief
Executive  Officer  determines  what portion of the annual  incentive  otherwise earned should be paid to the executive  officers through the evaluation of three performance  criteria:  (1)  results of the  participant's  department,  (2) the participant's  performance,  and (3) the participant's relative influence on the
Company's performance.  Based on the Chief Executive Officer's  consideration of all of these criteria,  each of the other Named Executive Officers received 100%
of their 2006 annual incentive.

     Awards made to the Named  Executive  Officers  under the Bonus Plan in 2007 for performance in 2006 are reflected in the 2006 Summary  Compensation Table on page 22.

Long-Term Equity Incentive Awards

     Equity  incentive  awards are  provided to the  Company's  Named  Executive
Officers,  as well as other key  employees,  in order to enlarge their  personal stake in the Company's  success and motivate them to enhance the long-term value of the Company.  Although the Committee does not target a specific mix of equity versus  cash  compensation  when  setting  awards  each year,  it does strive to deliver a relatively  large  portion of the Named  Executive  Officers'  overall targeted compensation in the form of equity.

     Equity incentives for the Named Executive  Officers consist of stock option and  restricted  stock awards  granted under the Company's  Amended and Restated
2003 Stock Benefit Plan (the "Stock Plan").  By using a mix of stock options and restricted  stock, the Company is able to encourage  employees to seek long-term appreciation  in  the  value  of the  Company's  Common  Stock  and  retain  key employees.

     The  Committee  believes it is important  that  executive  officers  have a minimum  level of personal  financial  risk if they are  expected to promote the
Company's  long-term  value and thereby  advance the  interests of the Company's stockholders.  To that end, executive officers must hold an equivalent number of shares as were issued on an option exercise for at least one year.

     Prior  to  the  exercise  of an  option,  the  holder  has no  rights  as a stockholder with respect to the shares subject to such option,  including voting rights and the right to receive dividends or dividend  equivalents.  Individuals receiving restricted stock awards have voting rights and are entitled to receive dividends or dividend equivalents prior to vesting.

     To further enforce the Company's focus on long-term stock  appreciation and support retention of key executive talent,  stock options generally vest 20% per year over the first five years of the ten-year option term and restricted  stock grants  generally  vest 25% per year over a four-year  period.  However,  in the
event  of  termination  of  employment  due  to  total  disability,   death,  or
retirement, stock options vest immediately and are exercisable for the lesser of one year or the remaining option term, except that for executive officers, stock options  do not vest  automatically  upon  retirement  but  continue  to vest as scheduled.  Additionally,  in the event the Company terminates the employment of an option holder for any reason except "good cause," stock options held for more than  six  months  prior  to the  termination  date  vest  immediately  and  are exercisable for the lesser of one year or the remaining option term.  Restricted stock vests upon  termination of employment due to total disability or death. In the event of retirement,  restricted stock awards continue to vest as scheduled.
Upon a change in control,  stock options and restricted stock  outstanding as of the change in control date vest immediately.  The Committee  believes that these vesting  provisions  enforce the Company's  compensation  objectives and guiding principles as outlined above while  protecting  the key executives  from adverse effects of a change in control.  Further  detail with  respect to  treatment  of equity upon certain employment  termination events can be found under "Potential
Payments upon Termination of Employment or Change in Control"  beginning on page
27.

     Stock  option  grants are made with an exercise  price equal to the closing price of the Company's Common Stock on the date of grant.  Under the Stock Plan, the Committee  may grant options to an executive at an exercise  price in excess of the  closing  price of the  Company's  Common  Stock on the grant  date.  The
Company's  policy is to never grant stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, and never to grant  options  which are priced on a date  other than the grant  date.
Also, pursuant to the Stock Plan, stock options may not be repriced.

     On  an  annual  basis,  the  Committee  reviews  and  approves  the  equity incentives to be issued to each of the Named  Executive  Officers for that year.
At the same time,  it makes a  recommendation  relating  to the Chief  Executive
Officer to the full Board for approval at an executive  session.  Prior to 2006, restricted  stock  grants were made in  February of each year and option  grants were made in August  of each  year.  In 2006,  grants  of  restricted  stock and options  were  made on the date of the May Board  meeting.  Future  grants  will similarly be made on the date of the May Board  meeting each year.  Changing the timing of these awards enabled the Committee to review more recent Industry Peer
Group data when making its recommendations because the Industry Peer Group proxy statements  reflecting  compensation  data for the prior year are available.  It also  enables the  Committee  to  consider  both of these  components  of equity compensation  at the same time.  Additionally,  timing these awards with the May
Board meeting each year ensures that the grants are made shortly after  earnings announcements for the year end and the first quarter of the current year so that the market has fully adjusted for the results before the grants are made.

     In determining  equity  incentive  awards for 2006, the Committee  reviewed stock  compensation  of the Chief  Executive  Officer  and the  other  executive officers in light of the other  elements of their  compensation,  their  overall equity  interest in the Company and the  comparison  to the Industry Peer Group.
Stock awards were generally determined based on a fixed number of shares granted annually.  The number of shares was  adjusted  up or down  depending  on various
factors  including  the   competitiveness  of  the  executive's   overall  total
compensation,  the  executive's  performance,  and the  Company's  stock  price.
Commencing  in 2007,  it is expected that the level of shares to be granted will be based upon the value of the grant rather than a fixed number of shares.

     Equity  incentive  awards made to the Named Executive  Officers in 2006 are described in the 2006 Grants of Plan Based Awards Table on page 23.

Deferred Compensation

     Prior to the 2006 bonus, under the Bonus Plan, participants,  including the
Named Executive  Officers,  who were eligible for a bonus factor of 3% or higher were  required to defer their annual  incentive  award when the  combined  bonus units earned based on the  pre-established  financial  targets were in excess of eight units.  The bonus deferral amount plus interest at 6% were paid out in the following  year  provided  that  the  Company  paid a bonus in that  year.  This mandatory  deferral  provision was  terminated  in 2007,  effective for the 2006 bonus in order to fully reward  employees for exceptional  performance in closer proximity to the year in which the performance occurred.

     The Company also has a Deferred Bonus Plan which permits certain employees, including the Named Executive Officers, to defer up to 100% of their annual cash bonus awarded under the Bonus Plan for three,  five or ten years.  As additional incentive for deferring the receipt of annual cash bonuses,  the Company matches
10% of the amount  deferred.  The Company  match vests  after three  years.  The purpose  of the  Deferred  Bonus  Plan is to assist  key  employees  with  their individual  tax and  financial  planning  and to permit  the  Company  to remain competitive in attracting, retaining, motivating and rewarding key employees who can directly influence the Company's operating results.  Participant amounts and
Company  contributions  are deferred  into a "phantom"  stock  account  which is
credited  based  on  the  Company's   Common  Stock  price,   further   aligning
participants with the interests of the Company's stockholders.

     Further  details  with  respect to the  Deferred  Bonus Plan and  voluntary deferrals  under that Plan are  provided in the  "Introduction  to 2006  Summary
Compensation"  beginning  on  page  21  and in the  2006  Nonqualified  Deferred
Compensation Table on page 27.

Retirement and Other Benefits

     All employees of the Company are eligible to  participate  in the Company's
401(k) Savings Plan and the Company's  disability  plan. In addition,  the Named
Executive Officers, and certain other employees,  are eligible to participate in the Company's Supplemental Income Protection Plan.

     401(k) Savings Plan

     Under the 401(k) Savings Plan, all Company  employees,  including the Named
Executive Officers,  earn the right to receive certain benefits upon retirement.
The  Company  matches  employee  contributions  into  the  401(k)  Savings  Plan seventy-five cents for every dollar up to 3% of gross wages.

     The Company  believes that it is has an  appropriately  competitive  401(k)
Savings  Plan  for all of its  employees  and  therefore  does not  provide  any additional retirement benefits to executives.

     Supplemental Income Protection Plan

     The Supplemental Income Protection Plan is a long-term disability plan that provides,  among other things,  75% income  replacement for total disability and return-to-work benefits such as rehabilitation services and recovery benefits to employees who earn over $60,000, and who have been assigned a bonus factor under the Bonus Plan of 3% or higher.  The  Company  affords  this  benefit to its key
employees,   including  the  Named  Executive  Officers,  in  order  to  provide competitive employee benefit programs and to help mitigate any loss of income by a key employee due to a long-term disability.

     Perquisites and Other Personal Benefits

     The  Committee  has  adopted  and the  Board has  approved  a policy of not providing  perquisites to its  executives  unless they are also available to all other  full-time  employees  of the Company.  For example,  the Company does not provide payment or  reimbursement  for costs  associated with the use of Company vehicles,  aircraft,  country club  memberships,  tax  preparation and financial consulting fees or similar benefits frequently provided by other companies.  The
Company  believes that other elements of its compensation  program  sufficiently attract and retain superior  employees for key positions and there is no present need to provide  perquisites and other personal benefits  frequently provided by other companies.

Employment Agreements

     In  general,  it is the  Company's  policy  not to  enter  into  employment agreements with, or provide executive  severance  benefits (other than change in control  arrangements  described below) to, its executive officers.  As a result the Named  Executive  Officers serve at the will of the Board of Directors.  The only exception to this policy is the individual employment agreement with Edward
J. Pettinella,  which was originally  entered into on May 17, 2004 and which was amended  and  restated  effective  January 1, 2007.  The  Amended  and  Restated
Agreement  provides that Mr.  Pettinella will continue to serve as President and
Chief  Executive  Officer of the Company until December 31, 2008. This agreement automatically  renews,  unless  terminated  by either  party,  for an additional one-year  term not to extend  beyond  December  31, 2009.  While Mr.  Pettinella
participates   in  the  Company's   salary,   annual  and  long-term   incentive
compensation programs under the Agreement, the level of compensation,  including stock option grants and  restricted  stock awards,  are at the discretion of the
Compensation Committee of the Board of Directors.

     Mr.  Pettinella  is,  therefore,  not  guaranteed  any  specific  level  of compensation  during the term of the Agreement.  He is, however,  assured of the payment of a multiple of his salary and bonus in the event that the Agreement is terminated by the Company  without cause or by Mr.  Pettinella with good reason.
He  also  is to  receive  additional  benefits  under  the  Company's  Executive
Retention  Plan  (described  below) in the event his  employment  is  terminated following a change in control. The Committee and the full Board believe that the
Agreement is in the best interest of the Company and its  stockholders  in order to provide stability to the Company and that it is an appropriate  expression of their  confidence in Mr.  Pettinella and represents a level of commitment to Mr.
Pettinella  that is  necessary  in order to retain  the  services  of a talented executive in a competitive  market.  Mr.  Pettinella's  Agreement  also includes non-compete and confidentiality provisions, and the Committee and the full Board also believe that these  commitments are of significant value to the Company and its stockholders.

Change in Control Arrangements

     In 1999,  the  Committee and the full Board  determined  that it was in the best  interest of the Company  and its  stockholders  to assure that the Company will have the continued  dedication of our key  executives  and employees in the event of a threat or occurrence of a change in control. They continue to believe that it is in the best interests of the  stockholders to diminish the inevitable distraction of these  individuals  because of personal  uncertainties  and risks created by the ongoing  consolidation  in the REIT industry and to encourage the executives'  full attention and dedication to the Company's  business  currently and in the event of any  threatened or pending  change in control.  As a result, the Company  adopted an Executive  Retention  Plan that  provides for  severance benefits to the Company's officers,  including the Named Executive Officers, and certain employees,  upon a change in control.  This Plan provides the executives and other employees with compensation and benefits arrangements upon a change in control  that are  designed to assure that such  attention  and  dedication  are likely.  Severance benefits for the Named Executive Officers under the Executive
Retention  Plan provide that if within two years  following a change in control, an executive's employment is terminated by the employer other than for cause, or by the executive  with good reason,  or by the executive for any reason during a
30-day window following the one-year  anniversary of the change in control,  the executive  is eligible to receive:  (1) two times base salary and two times last paid bonus, (2) payment of  accrued/deferred  bonus amounts,  and (3) a gross-up payment  should the  executive  be subject to the excise tax  imposed by Section
4999 of the Internal Revenue Code. In addition, all stock options and restricted stock  outstanding  become fully vested The Committee and the full Board believe that the triggering events stipulated in the Executive Retention Plan for equity
acceleration   are   appropriate  so  that  senior   managers  remain  with  the
organization  despite the climate of industry  consolidation.  The Committee and the full Board have also  reviewed  the change in control  plans of the Industry
Peer  Group  described  above and  determined  that the  arrangements  under the
Executive  Retention Plan are  competitive  with those of other companies in the
REIT industry.

     Pursuant to his employment agreement,  the benefits to be paid to the Chief
Executive  Officer  under  the  Executive  Retention  Plan are the same as those provided in the  Executive  Retention  Plan to other Named  Executive  Officers, except that the Chief Executive  Officer is paid three times his base salary and three times his last bonus. The Committee  believes that this level of change in control  severance  benefit  is  appropriate  to ensure  Mr.  Pettinella's  full attention to the  Company's  business and the  stockholders'  best  interests in light of the active consolidation  environment in the REIT industry and in order to be  competitive  with the  benefits  provided by other  companies in the REIT industry.

     The  amount  of  estimated  payments  and  benefits  payable  to the  Named
Executive  Officers upon various  termination  scenarios and a change in control are disclosed under  "Potential  Payments upon Termination or Change in Control"
beginning on page 27.

Bonus Repayment Agreement

     The Company has entered into a Bonus  Repayment  Agreement with each of the
Named Executive Officers,  and all other executive  officers,  which states that the  Company  may  recover  cash  incentive  compensation  in  the  event  of  a restatement of financial results.  Under the Agreement,  each executive would be required to return to the Company so much of the incentive  compensation paid to them for  services  rendered  during  the period  for which the  restatement  is required  that would not have been paid if the  restated  financial  results had been originally stated correctly.

Tax and Accounting Implications

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the  Named  Executive  Officers  of  the  Company  unless,  in  general,  the
compensation   is  paid  pursuant  to  a  plan  which  is   performance-related,
non-discretionary  and has been  approved  by the  Company's  stockholders.  The
Company  believes  that,  because it qualifies as a REIT under the Code and pays
dividends   sufficient  to  minimize   federal  income  taxes,  the  payment  of
compensation  that does not  satisfy  the  requirements  of Section  162(m) will generally  not affect the  Company's net income.  The  Compensation  Committee's
compensation   policy  and  practices  therefore  are  not  directly  guided  by considerations relating to Section 162(m).

Accounting for Stock-Based Compensation

     Beginning on January 1, 2006, the Company began  accounting for stock-based payments  including  awards  granted  under  its  2003  Stock  Benefit  Plan  in accordance with the requirements of SFAS Statement 123R.

                          COMPENSATION COMMITTEE REPORT

     The  Compensation  Committee of the Company has reviewed and  discussed the above  Compensation  Discussion  and Analysis with  management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                       Submitted by the Compensation Committee,

                                                Clifford W. Smith, Jr., Chair
                                                William Balderston, III
                                                Roger W. Kober

                            2006 SUMMARY COMPENSATION

Introduction

     As  described  in the  Compensation  Discussion  and  Analysis,  the  Named
Executive Officers are compensated with a combination of salary,  bonus,  stock, non-equity  incentive  compensation and certain other benefits.  Perquisites are not provided to executives unless they are also available to all other full-time employees of the Company.

     Of the Named Executive  Officers,  only Edward Pettinella has an Employment
Agreement.  The level of salary,  incentive  compensation and equity grants are, pursuant  to the terms of his  Employment  Agreement,  to be  determined  by the
Compensation  Committee  and  approved  by the  Board.  There are no  minimum or maximum levels provided in the Agreement.

     The Compensation Committee (and in the case of the Chief Executive Officer, the Board of Directors)  approves salary adjustments at their February meetings.
The  adjustments  are effective in mid-March of each year.  The salaries  listed therefore reflect the salary level approved in February 2005 for the period from
January 1, 2006 to March 15, 2006 and the salary level approved in February 2006 for the period from March 16, 2006 to December 31, 2006.

     The amounts listed in the table as the value of the stock awards and option
awards  reflect  the  Company's  expense  recognized  for  financial   statement
reporting purposes as described in footnotes (2) and (3) to the table.

     Amounts listed in the table under  Non-Equity  Incentive Plan  Compensation represent payments received by the Named Executive Officers under the Bonus Plan for  services  rendered in 2006.  Payment of these  amounts was  approved by the
Compensation  Committee  (and, in the case of the Chief Executive  Officer,  the
Board of  Directors)  at their  February  2007  meetings and payment was made on
February 22, 2007.

     Pursuant to the Deferred  Bonus Plan,  eligible  employees,  including  the
Named Executive Officers, can elect to defer up to 100% of their bonus under the
Bonus Plan for three,  five or ten years.  The Company matches 10% of the amount deferred  (referred  to as the "10%  Company  Match"),  which amount vests after three years.  A "phantom"  stock account is established  for both amounts.  Each deferral and 10% Company Match is reflected by crediting those accounts with the number of shares of the Company's  Common Stock that could be purchased with the amounts  deferred and  contributed at the Common Stock's fair market value as of the day when the  bonus  would  otherwise  have been  paid.  The  equivalent  of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock.  Shares that could be purchased with the hypothetical  dividends  are  credited to accounts at the same price that shares are purchased for participants  under the dividend  reinvestment  feature of the
Company's DRIP.  Payments out of deferred  accounts,  upon vesting or otherwise, are made by issuance of Common  Stock,  except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

     The  amount  of cash  compensation  in the  form of  salary  and  bonus  in proportion to total  compensation  for the Named Executive  Officers ranges from
63% to 71% in rank order,  with the most  highly  compensated  receiving  63% of total  compensation  in the  form  of  cash  and the  least  highly  compensated receiving 71% of their total  compensation in the form of cash.  Similarly,  the most highly  compensated  individual  received a higher  percentage  of his cash compensation  in the form of bonus rather than salary.  This is consistent  with the Compensation  Committee's  philosophy that the proportion of an individual's total  compensation that varies with Company  performance should increase as the individual's total compensation and business responsibilities increase.

     The following  table sets forth the  compensation  paid to or earned by the
Named  Executive  Officers  during  2006.  There are no amounts to report in the
Bonus  and  Change  in  Pension  Value and  Nonqualified  Deferred  Compensation
Earnings columns so they have not been included.

                                                    2006 SUMMARY COMPENSATION TABLE

                                                                           Non-Equity
                                                                           Incentive
                                                 Stock        Option         Plan         All Other
    Name and Principal             Salary        Awards       Awards     Compensation    Compensation      Total
         Position           Year    ($)(1)       ($)(2)       ($)(3)         ($)(4)         ($)(5)          ($)
         --------           ----    ------       ------       ------         ------         ------          ---

 Edward J. Pettinella,
  President and
  Chief Executive Officer    2006   519,792     426,535       187,650       680,459        102,617       1,917,053
 David P. Gardner,
  Executive Vice
  President
  and Chief Financial
  Officer                    2006   292,292     197,487        63,712       264,904         47,651         866,046
 Ann M. McCormick,
  Executive Vice
  President,
  General Counsel and
  Secretary                  2006   257,817     164,859        55,768       233,659         41,208         753,311
 Scott A. Doyle,
  Senior Vice President      2006   238,542     101,017        41,491       168,148         27,098         576,296
 John E. Smith,
  Senior Vice President      2006   220,833      80,638        44,076       155,665         23,892         525,104

     (1) Each of the Named  Executive  Officers  contributed  a portion of their salary to the Company's 401(k) Savings Plan.

     (2) This column  represents  the dollar  amount  recognized  for  financial statement  reporting  purposes  with  respect  to 2006  for the  fair  value  of restricted stock granted in 2006 as well as prior years, in accordance with SFAS
123R  except,  pursuant to SEC rules,  the amounts  shown  exclude the impact of estimated  forfeitures related to service-based  vesting conditions.  Fair value for  restricted  stock is  calculated  using the closing  price of the Company's
Common Stock on the date of grant. For additional  information,  refer to note 9 of the  Company's  financial  statements  in the Form  10-K  for the year  ended
December  31,  2006,  as filed with the SEC.  See the 2006 Grants of  Plan-Based
Awards Table on page 23 for information on restricted stock awards made in 2006.
To the extent that a Named  Executive  Officer has elected to participate in the
Deferred  Bonus Plan,  this column  also  includes  the value of the 10% Company
Match as recorded on the Company's  financial statement for 2006. Of the amounts listed in this column,  the following  amounts  represents that value:  David P.
Gardner $2,928; Ann M. McCormick $2,413 and Scott A. Doyle $2,172.

     (3) This column  represents  the dollar  amount  recognized  for  financial statement  reporting  purposes  with respect to 2006 for the fair value of stock options granted to each of the Named Executive Officers in 2006 as well as prior years, in accordance with SFAS 123R except,  pursuant to SEC rules,  the amounts shown  exclude  the impact of  estimated  forfeitures  related to  service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006  grants as well as the grants  made prior to 2006,  refer to note 9 of the Company's financial statements in the Form 10-K for the year ended
December 31, 2006,  as filed with the SEC. See the Grants of  Plan-Based  Awards
Table for information on options granted in 2006.

     (4) This column  represents  the payments  received by the Named  Executive
Officers for services  rendered in calendar  year 2006 pursuant to the Company's
Bonus Plan. The bonus factor assigned to the Named  Executive  Officers for 2006 was as  follows:  Edward J.  Pettinella  - 13%;  David P.  Gardner - 9%;  Ann M.
McCormick - 9%; Scott A. Doyle - 7% and John E. Smith - 7%. The following  Named
Executive  Officers deferred a portion of this payment pursuant to the Company's
Deferred  Bonus Plan as  follows:  Ann M.  McCormick  $46,732 and Scott A. Doyle
$67,259. The gross payment (before deferral) is listed in this column.

     (5) This  column  represents  (a)  $6,660  for each of the Named  Executive
Officers as the Company's  contribution  under the Company's 401(k) Savings Plan plus (b) dividends  paid in 2006 on all shares of restricted  stock held by each of the Named Executive Officers as follows:  Edward J. Pettinella $96,017; David
P. Gardner $40,171;  Ann M. McCormick $33,744;  Scott A. Doyle $20,054; and John
E. Smith $17,292 plus (c) the value of all  hypothetical  dividends paid in 2006 on the 10% Company Match shares in the accounts of the following Named Executive
Officers  pursuant to the Company's  Deferred Bonus Plan: David P. Gardner $880;
Ann M. McCormick $864; and Scott A. Doyle $444.

                        2006 GRANTS OF PLAN-BASED AWARDS

Introduction

     The following table provides information about plan-based awards granted to the Named Executive  Officers in 2006. These awards consist of stock options and restricted stock,  cash paid pursuant to the Bonus Plan and, if applicable,  the value of the 10% Company Match made pursuant to the Deferred  Bonus Plan.  There are no amounts to be reported  in the  Estimated  Future  Payouts  Under  Equity
Incentive Plan Awards column so it has not been included.

     All  stock  options  and  restricted  stock  were  issued  pursuant  to the
Company's Stock Plan.

     The stock  options  granted to the Named  Executive  Officers have the same term (ten  years) and  vesting  (20% per year) as the  options  granted to other employees in 2006. The only criteria to vesting is employment, with some limited exceptions for  termination  due to disability,  death,  retirement or change in control.  Options  issued to executive  officers of the Company,  including  the
Named  Executive  Officers,  do not vest upon retirement but continue to vest on their original terms.

     Restricted shares granted to the Named Executive  Officers vest on the same terms as the  restricted  shares  granted  to other  employees  in 2006 (25% per year). The only criteria to vesting is continued  employment,  with some limited exceptions  for  termination  due to  disability,  death and change in  control.
Restricted  stock allows the  recipient to vote and receive  dividends  prior to vesting.

     The phantom  shares issued in connection  with the Company's 10% Match vest after three years. The only criteria for vesting is continued employment with no exceptions.

                                                 2006 GRANTS OF PLAN-BASED AWARDS TABLE

                                                                      All Other    All Other
                                                                        Stock        Option
                                                                        Awards:      Awards:
                                               Estimated Future        Number of   Number of   Exercise or   Grant Date Fair
                                           Payouts Under Non-Equity    Shares of   Securities  Base Price    Value of Stock
                                            Incentive Plan Awards(2)   Stock or    Underlying  of Option     and Option
                                         Threshold   Target   Maximum   Units      Options     Awards        Awards
       Name         Plan Name Grant Date    ($)       ($)       ($)     (#)(3)      (#)(4)     ($/Sh)(5)     ($)(6)
       ----         --------------------    ---       ---       ---     ------      ------     ---------     ------

 Edward J.          Bonus
 Pettinella         Plan                  270,292   540,583   810,875
                    Stock
                    Plan       5/4/2006                                 11,000       65,000      51.06      993,094
                    DBP (1)

                    Bonus
 David P. Gardner   Plan                  105,225   210,450   315,675
                    Stock
                    Plan       5/4/2006                                  6,000       25,000      51.06      472,296
                    DBP (1)

                    Bonus
 Ann M. McCormick   Plan                   92,814  185,628    278,442
                    Stock
                    Plan       5/4/2006                                  5,000       20,000      51.06      388,049
                    DBP (1)    2/22/2007                                    75                                3,830

                    Bonus
 Scott A. Doyle     Plan                   66,792  133,583    200,375
                    Stock
                    Plan       5/4/2006                                  3,000       15,000      51.06      252,742
                    DBP (1)    2/22/2007                                   108                                5,514

                    Bonus
 John E. Smith      Plan                   61,833  123,667    185,500
                    Stock
                    Plan       5/4/2006                                  3,500       15,000      51.06      278,272
                    DBP (1)

     (1) "DBP" refers to the Deferred Bonus Plan.

     (2) These columns  represent amounts that could have been paid to the Named
Executive Officers under the Company's Bonus Plan for services rendered in 2006.
That Plan is  described  in more  detail  in the  "Compensation  Discussion  and
Analysis" beginning on page 12 of this Proxy Statement.  The Bonus Plan does not provide for a "target"  payout.  The median between the threshold and maximum is therefore  included as the target.  The actual amounts paid in February 2007 for services rendered in 2006 are listed in the 2006 Summary  Compensation  Table on page 22.

     (3) This column  represents  restricted  stock awarded to each of the Named
Executive Officers in 2006 and shares credited to the deferred bonus accounts of
Mrs. McCormick and Mr. Doyle in connection with the 2006 10% Company Match under the Deferred  Bonus Plan.  While the shares were credited in 2007 when the bonus relating to 2006  service was paid,  they are  included in this table since they relate to 2006 compensation.

     (4) This column represents  options granted to the Named Executive Officers in 2006.

     (5) The exercise price is the closing price ($51.06) on the grant date (May
4, 2006) as provided in the Stock Plan.

     (6) For stock  options,  grant  date  fair  value is  calculated  using the
Black-Sholes formula. For additional  information on the valuation  assumptions, refer to note 9 of the Company's  financial  statements in the Form 10-K for the year ended December 31, 2006. For restricted stock, the grant date fair value is calculated  using the closing price ($51.06) of a share of the Company's  Common
Stock on the award  date (May 4,  2006).  The grant date fair value for both the option grants and restricted  stock awards are computed in accordance  with SFAS
123R.  The value of the phantom  shares is equal to the actual amount of the 10%
Company Match.

                 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

     The following  table provides  information  about  unexercised  options and restricted stock that has not vested,  both of which were issued under the Stock
Plan or previous stock benefit plans. It also includes all phantom shares in the
Named  Executive  Officers'  accounts  under the  Deferred  Bonus Plan that were credited to the  accounts  as a result of the 10% Company  Match but only to the extent that the phantom shares have not vested. There are no unearned options or shares under the Company's  equity  incentive  plans so related  columns are not included.

                                            Option Awards(1)                                 Stock Awards
                                            ----------------                                 ------------
                        Number of      Number of                                     Number of       Market Value
                       Securities      Securities                                    Shares or       of Shares or
                       Underlying      Underlying                                    Units of          Units of
                       Unexercised    Unexercised        Option                     Stock That        Stock That
                         Options        Options         Exercise        Option       Have Not          Have Not
                      (Exercisable)  (Unexercisable)     Price        Expiration      Vested            Vested
        Name               (#)            (#)             ($)            Date           (#)               ($)
        ----               ---            ---             ---            ----           ---               ---

Edward J. Pettinella     100,000              -          27.010        02/07/11        40,100    (2)   2,376,727
                          50,000              -          30.150        07/31/11
                          50,000              -          34.650        08/05/12
                          30,000         20,000          36.850        08/05/13
                          22,000         33,000          38.830        08/03/14
                          13,000         52,000          41.950        05/06/15
                               -         65,000          51.060        05/04/16

David P. Gardner             960              -          27.125        08/03/09        17,370    (3)   1,029,520
                          15,000              -          31.375        08/01/10
                          15,000              -          30.150        07/31/11
                          12,000          3,000          34.650        08/05/12
                           9,000          6,000          36.850        08/05/13
                           6,000          9,000          38.830        08/03/14
                           5,000         20,000          41.950        05/06/15
                               -         25,000          51.060        05/04/16

Ann M. McCormick          12,599              -          31.375        08/01/10        14,562    (4)     863,090
                          15,000              -          30.150        07/31/11
                          12,000          3,000          34.650        08/05/12
                           9,000          6,000          36.850        08/05/13
                           6,000          9,000          38.830        08/03/14
                           4,000         16,000          41.950        05/06/15
                               -         20,000          51.060        05/04/16

Scott A. Doyle            10,000              -          31.375        08/01/10         8,727    (5)     517,249
                          10,000              -          30.150        07/31/11
                           8,000          2,000          34.650        08/05/12
                           6,000          4,000          36.850        08/05/13
                           5,000          7,500          38.830        08/03/14
                           3,000         12,000          41.950        05/06/15
                               -         15,000          51.060        05/04/16

John E. Smith              5,000              -          31.375        08/01/10         7,600    (6)     450,452
                           2,240          2,000          34.650        08/05/12
                           6,000          4,000          36.850        08/05/13
                           4,000          6,000          38.830        08/03/14
                           3,000         12,000          41.950        05/06/15
                               -         15,000          51.060        05/04/16

     (1) All option  grants have a ten-year  term.  With the exception of Edward
Pettinella's grant issued on 2/7/01, which vested immediately, all option grants vest pro rata at the rate of 20% per year beginning on the first  anniversary of grant date. The vesting dates for each of the option awards in this table can be calculated accordingly.

     (2) Mr. Pettinella's restricted stock will vest as follows: 2,000 shares on
2/4/2007; 3,300 shares on each of 2/5/2007 and 2/5/2008; 2,500 shares on each of
2/16/2007,  2/16/2008 and 2/16/2009; 2,750 shares on each of 5/4/2007, 5/4/2008,
5/4/2009 and 5/4/2010; and 13,000 shares on 2/27/2008.

     (3) Mr. Gardner's  restricted  stock will vest as follows:  1,000 shares on
2/4/2007; 1,500 shares on each of 2/5/2007 and 2/5/2008; 1,375 shares on each of
2/16/2007,  2/16/2008 and 2/16/2009; 1,500 shares on each of 5/4/2007, 5/4/2008,
5/4/2009 and 5/4/2010;  and 3,000 shares on 2/27/2008.  Shares in Mr.  Gardner's deferred bonus account  represent the 10% Company Match shares and  hypothetical dividends on those  shares.  Both will vest as follows:  81 shares on 2/20/2007;
and 164 shares on 3/5/2008.

     (4) Mrs. McCormick's restricted stock will vest as follows: 1,000 shares on
2/4/2007; 1,250 shares on each of 2/5/2007 and 2/5/2008; 1,125 shares on each of
2/16/2007,  2/16/2008 and 2/16/2009; 1,250 shares on each of 5/4/2007, 5/4/2008,
5/4/2009 and 5/4/2010; and 2,500 shares on 2/27/2008. Shares in Mrs. McCormick's deferred bonus account  represent the 10% Company Match shares and  hypothetical dividends on those shares.  Both will vest as follows:  52 shares on 2/20/07; 90 shares on 3/5/2008; 45 shares on 2/22/2009; and 75 shares on 2/22/2010.

     (5) Mr.  Doyle's  restricted  stock  will vest as  follows:  800  shares on
2/4/2007;  750  shares  on  each of  2/5/2007,  2/16/2007,  5/4/2007,  2/5/2008,
2/16/2008,  5/4/2008,  2/16/2009,  5/4/2009  and  5/4/2010;  and 1,000 shares on
2/27/2008.  Shares in Mr.  Doyle's  deferred  bonus  account  represent  the 10%
Company Match shares and hypothetical  dividends on those shares. Both will vest as follows: 177 shares on 3/5/2008; and 108 shares on 2/22/2010.

     (6) Mr.  Smith's  restricted  stock  will vest as  follows:  800  shares on
2/4/2007;  400 shares on each of 2/5/2007  and  2/5/2008;  500 shares on each of
2/16/2007,  2/16/2008 and 2/16/2009;  875 shares on each of 5/4/2007,  5/4/2008,
5/4/2009 and 5/4/2010; and 1,000 shares on 2/27/2008.

                 OPTION EXERCISES AND STOCK VESTED IN 2006 TABLE

     The following  table provides  information  for each of the Named Executive
Officers concerning the following events that occurred during 2006: exercises of stock  options,  vesting of restricted  stock and vesting of the phantom  shares deposited in certain of the Named Executive Officer's deferred bonus accounts as the 10% Company Match and dividends on the 10% Company Match.  The table reports the number of  securities  for which the options were  exercised,  the aggregate dollar value  realized upon  exercise of options,  the number of shares of stock
(including  phantom  shares)  that have vested and the  aggregate  dollar  value realized upon vesting of stock (including phantom shares).

                                       Option Awards                            Stock Awards
                                       -------------                            ------------
                           Number of Shares                         Number of Shares
                             Acquired on       Value Realized on      Acquired on      Value Realized on
          Name               Exercise (#)       Exercise ($)(1)       Vesting (#)        Vesting ($)(2)
          ----               ------------       ---------------       -----------        --------------

Edward J. Pettinella                -                     -               7,800              373,742
David P. Gardner                    -                     -               3,978              190,988
Ann M. McCormick               15,001               347,530               3,426              164,286
Scott A. Doyle                  8,500               198,882               2,300              110,181
John E. Smith                  15,760               399,711               1,700               81,302

     (1) The dollar amount  realized  upon exercise was computed by  multiplying the  number of shares  times the  difference  between  the  market  price of the underlying securities at exercise and the exercise price of the options.

     (2) The  aggregate  dollar  amount  realized  upon  vesting was computed by multiplying  the number of shares of stock by the market value of the underlying shares on the vesting date.

                                PENSION BENEFITS

     The  Company  does  not  maintain  a  defined   benefit   pension  plan  or
supplemental pension plan.

                  2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

     A  description  of the  Company's  Deferred  Bonus Plan is  included in the
"Introduction to 2006 Summary Compensation"  beginning on page 21. There were no withdrawals  or  distributions  to report in 2006 so the related  column has not been included.

                               Executive             Registrant
                             Contributions         Contributions       Aggregate Earnings    Aggregate Balance at
         Name                in 2006 ($)(1)        in 2006 ($)(2)        in 2006 ($)(3)       12/31/2006 ($)(4)
         ----                --------------        --------------        --------------       -----------------

Edward J. Pettinella                 -                    -                       -                       -
David P. Gardner                     -                  880                   8,796                 229,685
Ann M. McCormick                46,732                5,537                   8,639                 232,748
Scott A. Doyle                  67,259                7,170                   4,442                 116,003
John E. Smith                        -                    -                       -                       -

     (1) This  column  represents  deferral of a portion of the bonus paid under the Bonus Plan in  February  2007 for  services  rendered  in 2006.  The amounts deferred  were also reported in the Summary  Compensation  Table as a portion of the amount in the "Non-Equity Incentive Plan Compensation" column.

     (2) This  column  represents  the amount of the 10%  Company  Match made in
February  2007  relating to the amounts  deferred as  described  in footnote (1)
above and the value of all hypothetical  dividends paid in 2006 on all shares in the  Named  Executive  Officer's  deferred  bonus  account  as a result of a 10%
Company  Match.  Of the amounts  listed above,  the following  amounts were also reported in the Summary  Compensation  Table:  Mr. Gardner $880; Mrs.  McCormick
$864; and Mr. Doyle $444.

     (3) This column  represents the value of all hypothetical  dividends on all shares in the Named Executive  Officer's  deferred bonus accounts except for the shares related to the 10% Company Match which are already  included as described in footnote (2) above.

     (4) The total  includes the following  amounts also reported on the Summary
Compensation Table for 2006: Mr. Gardner $3,808; Mrs. McCormick $50,009; and Mr.
Doyle  $69,875.  It also  includes  the  following  amounts  that were listed as
"bonus" in prior years' proxy statements:  David Gardner $114,641; Ann McCormick
$106,834; and Scott Doyle $65,175.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     Other than Edward  Pettinella,  none of the Named  Executive  Officers have employment  agreements  which provide for any cash payment or other  benefits in the event of the  termination  of  employment.  Any rights that any of the Named
Executive  Officers  have to such  payments  and  benefits  are  the  result  of provisions  in the various  compensation  plans that,  to varying  degrees,  are available to other salaried  employees of the Company.  Those compensation plans and the Named Executive Officers' rights thereunder are described below.

     In addition to the rights available under those plans,  Mr.  Pettinella has contractual  rights  pursuant  to the  terms of his  employment  agreement.  Mr.
Pettinella's employment agreement provides that, if his employment is terminated by the  Company  without  cause  or by Mr.  Pettinella  for good  reason,  he is entitled  to  receive a lump sum amount  equal to 2.9 times his base  salary and incentive  compensation for the year preceding the termination plus, in the year following  termination,  the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination.  In addition,  all  options  become  exercisable  and remain so for one year and all restricted  shares  held by Mr.  Pettinella  vest.  He also is  entitled  to the continuation of his fringe benefits until the earlier of: (1) December 31, 2010, or (2) he receives  equivalent  benefits from a new employer.  In the event of a change in control,  Mr.  Pettinella is entitled to receive the benefits provided under the Executive  Retention Plan (described  below),  except he would receive three  times his base  salary  and bonus  instead  of two times as  provided  to certain other  beneficiaries  of that plan. In the case of disability,  death or retirement,  Mr. Pettinella is only entitled to benefits  generally  provided to other salaried employees as described below.

Change in Control

     The Company's  Executive Retention Plan provides for severance benefits and other compensation to virtually all of the corporate staff of the Company in the event of a change in control of the  Company  and a  subsequent  termination  of their  employment,  either by the Company  without cause or by the employee with good reason.  Certain  officers of the Company,  including  the Named  Executive
Officers,  have the right to receive benefits under the Executive Retention Plan if they elect to  terminate  their  employment  for any  reason  during a 30-day window following the one-year anniversary of the change in control.

     The level of benefits to be received  under the  Executive  Retention  Plan varies  depending on the bonus factor applied to the individual  pursuant to the
Company's Bonus Plan. In all cases, regardless of bonus factor, upon a change in control with  termination of employment,  either by the Company with cause or by the employee with good reason,  all stock options and restricted  stock vest. In addition,  in all cases,  regardless of bonus factor,  employees are entitled to receive in a lump sum their base salary through the  termination  date and to be paid in a lump sum all other amounts earned, accrued or deferred under the Bonus
Plan and other compensation plans.

     In addition to the above, upon a termination following a change in control, employees are entitled to receive in a lump sum a multiple of their current cash compensation  ranging  from a minimum  of one  month's  salary  for  every  year employed  (with a minimum  of two  months  and a maximum  of 24  months) up to a maximum of two times their current annual salary and two times the amount of the last paid bonus under the Bonus Plan. The Named Executive  Officers,  along with
30 other  employees,  are entitled to the maximum  benefits.  Mr.  Pettinella is entitled to three times salary and bonus pursuant to his employment agreement as described above. In addition,  the Named Executive Officers and other members of senior  management  are  entitled to a  "gross-up"  amount  necessary to pay any excise tax due on the severance payment.

Stock Benefit Plans

     Under the  terms of the Stock  Plan,  in the  event of the  termination  of employment by the Company without good cause, any options held for more than six months become fully  exercisable  and remain so for one year.  Upon  disability, death or retirement,  all options become fully exercisable and remain so for one year,  except that options held by the executive  officers,  including the Named
Executive  Officers,  do not vest upon  retirement but continue to vest on their original terms.  Restricted shares,  including those held by the Named Executive
Officers,  vest upon  disability or death but remain in place on their  original terms upon retirement.

     No  additional  grants are being made under the  Company's  prior two stock benefit plans,  but there are awards still  outstanding  under both. Under those plans,  options held for more than six months by an  individual  who had been an officer of the Company for more than five years  become  fully  exercisable  and remain so for three months  following a termination by the Company  without good
cause.  Upon  death,   disability  or  retirement,   all  options  become  fully
exercisable and remain so for a period of one year in the case of disability and death and three months in the case of retirement.

Miscellaneous Benefits

     The  termination of employment for any reason also triggers  certain events under the Company's  Deferred  Bonus Plan and 401(k)  Savings Plan. In addition, the  termination  of  employment,  by reason  of  disability  or death,  trigger benefits under disability and life insurance plans provided by the Company.  The benefits payable to the Named Executive  Officers under those plans are the same as those available to other salaried employees, so no amount in respect to those plans is reported on the table below.

The following table provides  information about the estimated amounts to be paid to the Named Executive Officers upon termination or change in control. The Named
Executive  Officers  would not  receive  any payment in the event of a voluntary termination on their part or a termination for cause by the Company.

                                                            Involuntary or
                                                              Good Reason
                                       Involuntary Not        Termination
                                         for Cause            (Change in                           Death or
       Name/Type of Benefit            Termination($)         Control)($)      Retirement($)     Disability($)
       --------------------            --------------         -----------      -------------     -------------

Edward J. Pettinella
  Severance                               2,530,009(1)         2,617,251                -                  -
  Accelerated Vesting of Long-Term
    Incentives (2)                        2,557,210            4,933,937        1,724,757          4,933,937
  Other Benefits and Tax Gross-Up            56,937(3)           770,310                -                  -

David P. Gardner
  Severance                                       -              812,868                -                  -
  Accelerated Vesting of Long-Term
    Incentives (2)                          943,990            1,958,989          733,239          1,958,989
  Other Benefits and Tax Gross-Up                 -              221,127                -                  -

Ann M. McCormick
  Severance                                       -              730,898                -                  -
  Accelerated Vesting of Long-Term
    Incentives (2)                          833,660            1,685,666          629,516          1,685,666
  Other Benefits and Tax Gross-Up                 -                    -                -                  -

Scott A. Doyle
  Severance                                       -              654,048                -                  -
  Accelerated Vesting of Long-Term
    Incentives (2)                          623,210            1,129,969          378,189          1,129,969
  Other Benefits and Tax Gross-Up                 -                    -                -                  -

John E. Smith
  Severance                                       -              597,364                -                  -
  Accelerated Vesting of Long-Term
   Incentives (2)                           592,550            1,043,002          292,247          1,043,002
  Other Benefits and Tax Gross-Up                 -                    -                -                  -

     (1) This  payment  would be made  pursuant to Mr.  Pettinella's  employment agreement and is based on his 2006 salary and 2005 bonus paid in 2006.

     (2) The  vesting of options and  restricted  stock upon the  occurrence  of certain  termination  triggers is made in accordance with the terms of the Stock
Plan, the Company's  prior stock benefit plan, or the Executive  Retention Plan, as applicable.  For options,  the amount listed represents the gain realized for unvested stock option grants as of December 31, 2006,  using a year-end  closing stock price of $59.27.  For restricted  stock, the amount listed  represents the number of unvested  restricted  shares as of December  31,  2006  multiplied  by
$59.27.

     (3) Under  his  employment  agreement,  Mr.  Pettinella  is  entitled  to a continuation of his fringe benefits until the earlier of: (a) December 31, 2010;
or  (b)  he  receives  equivalent  benefits  from a new  employer.  This  amount represents  the estimated  cost to the Company for  continuing  health,  dental, executive long-term disability,  standard long-term  disability,  life insurance and accidental death and dismemberment coverage for Mr. Pettinella from December
31, 2006 until December 31, 2010.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership of Management

     The following  table sets forth  information  as of March 8, 2007 regarding the  beneficial  ownership  of shares of Common Stock by: (i) Nominees and Named
Executives  of the  Company;  and (ii)  Nominees and  executive  officers of the
Company as a group. The table also includes  information  relating to the number and percentage of shares of Common Stock and UPREIT Units  beneficially owned by the persons  included in (i) and (ii) above (such UPREIT Units are  exchangeable into  shares  of  Common  Stock  or cash at the  election  of the  Company).  In preparing  this table,  the Company  has relied on  information  supplied by its officers and directors and upon information contained in filings with the SEC.

                                    # of Shares           % of              #of Shares/         % of Shares/
                                    Beneficially         Shares            UPREIT Units         UPREIT Units
Name of Owner                        Owned (1)       Outstanding (1)         Owned (2)          Outstanding (2)
-------------                        ---------       ---------------         ---------          ---------------

Edward J. Pettinella (3)               465,204           1.39%                465,204               *

William Balderston, III (4)             28,697             *                   28,697               *

Josh E. Fidler (5)                       5,215             *                  522,322              1.12%

Alan L. Gosule (6)                      29,100             *                   29,100               *

Leonard F. Helbig, III (7)              60,641             *                   60,641               *

Roger W. Kober (8)                      22,461             *                   22,461               *

Nelson B. Leenhouts (9)                 75,897             *                  280,121               *

Norman P. Leenhouts (10)                52,597             *                  257,069               *

Clifford W. Smith, Jr. (11)             49,701             *                   49,701               *

Paul L. Smith (12)                      13,337             *                   13,337               *

Thomas S. Summer (13)                    6,215             *                    6,215               *

Amy L. Tait (14)                        64,695             *                   78,508               *

David P. Gardner (15)                  135,557             *                  139,063               *

Ann M. McCormick (16)                  125,112             *                  127,414               *

Scott A. Doyle (17)                     64,018             *                   64,018               *

John H. Smith (18)                      47,484             *                   47,484               *
                                        ------                                 ------

All executive officers and
directors as a group (19 persons)    1,395,496 (19)      4.10% (20)         2,340,920              4.93% (21)

*Less than 1%

     (1) Assumes that all currently  exercisable  options or options exercisable within 60 days ("Currently  Exercisable Options") issued to the person have been exercised and all shares of  restricted  stock issued to the person have vested.
The total  number of  shares  outstanding  used in  calculating  the  percentage assumes that none of the options  held by any other  person have been  exercised and that all of the shares of  restricted  stock issued to any other person have vested.  Does not include unvested shares in certain of the listed  individuals'
accounts pursuant to the Company's Deferred Bonus Plan and the Director Deferred
Compensation Plan. Shares of Common Stock are issued on a one-for-one basis upon the  expiration of the deferral  periods.  None of the deferral  periods  expire within 60 days.

     (2) Same  assumptions as footnote (1) plus assumes that UPREIT Units issued to the person have been  exchanged  for shares of Common Stock (on a one-for-one basis) and that for purposes of  calculating  the percentage the total number of shares assumes that all of the UPREIT Units issued to any other person have been exchanged for shares of Common Stock.

     (3)  Includes  291,000  shares  which may be acquired  upon the exercise of
Currently  Exercisable  Options and 32,300  shares of restricted  stock.  Of the shares owned by Mr. Pettinella, 98,004 have been pledged as collateral.

     (4)  Mr.  Balderston  is not  standing  for  re-election  to the  Board  of
Directors.  Includes  12,200  shares which may be acquired  upon the exercise of
Currently  Exercisable  Options and 2,575 shares of restricted stock.  There are
1,383  additional  shares in Mr.  Balderston's  account pursuant to the Director
Deferred Compensation Plan.

     (5)  Includes  1,600  shares  which may be  acquired  upon the  exercise of
Currently  Exercisable  Options  and  2,815  shares  of  restricted  stock.  The
Shares/UPREIT Units owned include 101,126 UPREIT Units held by Mr. Fidler's wife as to which he disclaims  beneficial ownership and 343,442 UPREIT Units owned by
Morton J. Macks  Family  Limited  Partnership  (the  "FLP").  Mr.  Fidler is the
president of the corporate  general  partner of the FLP and has the authority in this  capacity to buy and sell  securities  on behalf of the FLP.  Mr.  Fidler's proportionate  interest in the FLP is 687 UPREIT Units. He disclaims  beneficial ownership of the balance of the UPREIT Units owed by FLP.

     (6)  Includes  19,200  shares  which may be acquired  upon the  exercise of
Currently  Exercisable  Options and 2,240 shares of restricted stock.  There are
7,135  additional  shares  in Mr.  Gosule's  account  pursuant  to the  Director
Deferred Compensation Plan.

     (7)  Includes  8,000  shares  which may be  acquired  upon the  exercise of
Currently  Exercisable Options and 940 shares of restricted stock. Mr. Helbig is also the holder of 1,850 shares of the Company's Series F Cumulative  Redeemable
Preferred  Stock.  There are 10,277  additional  shares in Mr. Helbig's  account pursuant to the Director Deferred  Compensation Plan. Of the shares owned by Mr.
Helbig, 18,000 have been pledged as collateral.

     (8)  Includes  12,200  shares  which may be acquired  upon the  exercise of
Currently  Exercisable  Options and 940 shares of  restricted  stock.  There are
8,125 additional shares in Mr. Kober's account pursuant to the Director Deferred
Compensation Plan.

     (9)  Includes  19,836  shares  which may be acquired  upon the  exercise of
Currently  Exercisable  Options and 50,348 shares of restricted stock. There are
11,554  additional  shares in Mr.  Nelson  Leenhouts'  account  pursuant  to the
Deferred Bonus Plan. The fourth column also includes  150,000 UPREIT Units owned by Home Leasing. Nelson Leenhouts is a director, officer and sole stockholder of
Home  Leasing.  Of the UPREIT  Units  owned by Home  Leasing,  63,000  have been pledged as collateral. The fourth column also includes 50,000 UPREIT Units owned by Nelson Leenhouts' spouse as to which he disclaims beneficial ownership.

     (10)  Includes  18,333  shares  which may be acquired  upon the exercise of
Currently  Exercisable Options, 700 shares in custodial accounts for the benefit of Mr.  Norman  Leenhouts'  grandchildren  (as to which he disclaims  beneficial ownership) and 30,247 shares of restricted  stock.  There are 20,944  additional shares in Mr. Leenhouts' account pursuant to the Deferred Bonus Plan. The fourth column also  includes  150,000  UPREIT Units owned by Knollwood  Ventures,  Inc.
Norman  Leenhouts  is a director,  officer  and sole  stockholder  of  Knollwood
Ventures,  Inc. Of the UPREIT Units owned by Knollwood  Ventures,  Inc., 130,000 have been pledged as collateral.  The fourth column also includes  50,000 UPREIT
Units  owned by Norman  Leenhouts'  spouse as to which he  disclaims  beneficial ownership.

     (11)  Includes  12,200  shares  which may be acquired  upon the exercise of
Currently  Exercisable Options and 940 shares of restricted stock. Also includes
1,400 shares owned by Mr.  Clifford  Smith's spouse as custodian for their minor children  and 700 shares held in a trust for the  benefit of one of Mr.  Smith's minor children as to which he disclaims beneficial  ownership.  There are 15,814 additional  shares in Mr.  Smith's  account  pursuant to the  Director  Deferred
Compensation Plan.

     (12)  Includes  5,200  shares  which may be acquired  upon the  exercise of
Currently  Exercisable  Options and 3,515 shares of restricted stock.  There are
1,766  additional  shares in Mr. Paul Smith's  account  pursuant to the Director
Deferred Compensation Plan.

     (13)  Includes  2,400  shares  which may be acquired  upon the  exercise of
Currently Exercisable Options of 2,815 shares of restricted stock.

     (14)  Includes  12,200  shares which may be acquired by Mrs.  Tait upon the exercise of Currently  Exercisable Options and 3,515 shares of restricted stock.
Also  includes  5,036 shares held in a custodial  account for Mrs.  Tait's minor children and 2,115 shares owned by Mrs.  Tait's spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 15,000 shares with her spouse.  The fourth column also includes 11,195 UPREIT
Units that Mrs. Tait owns individually, 2,548 UPREIT Units with respect to which she shares voting and dispositive power with her spouse and 70 UPREIT Units that her spouse owns and as to which Mrs. Tait disclaims beneficial ownership. All of the jointly  held shares and UPREIT Units have been  pledged as  collateral,  as have 1,400  shares  owned by Mrs.  Tait's  spouse  and 26,821  shares and 11,195
UPREIT Units that Mrs. Tait owns individually.

     (15)  Includes  72,960  shares  which may be acquired  upon the exercise of
Currently Exercisable Options and 13,250 shares of restricted stock. Mr. Gardner shares  voting and  dispositive  power with his  spouse  with  respect to 10,240 shares. The fourth column also includes 3,506 UPREIT Units owned by Mr. Gardner.
All of the UPREIT Units owned by Mr. Gardner and all of the shares owned jointly with his spouse have been pledged as  collateral  as have 23,814 shares that Mr.
Gardner owns  individually.  There are 3,014 additional  shares in Mr. Gardner's account pursuant to the Deferred Bonus Plan.

     (16)  Includes  66,599  shares  which may be acquired  upon the exercise of
Currently  Exercisable  Options  and 11,000  shares of  restricted  stock.  Mrs.
McCormick shares voting and dispositive  power with respect to 7,650 shares with her spouse. The fourth column also includes 565 UPREIT Units that Mrs. McCormick owns individually and 1,737 UPREIT Units with respect to which she shares voting and  dispositive  power with her  spouse.  All of the jointly  owned  shares and
UPREIT Units have been  pledged as  collateral  as have 23,536  shares that Mrs.
McCormick  owns  individually.   There  are  4,546  additional  shares  in  Mrs.
McCormick's account pursuant to the Deferred Bonus Plan.

     (17)  Includes  48,000  shares  which  may be  acquired  upon  exercise  of
Currently  Exercisable Options,  6,250 shares of restricted stock and 210 shares held in Mr.  Doyle's  account  under the Company's  401(k)  Savings Plan. Of the shares  owned by Mr.  Doyle,  6,181 have been pledged as  collateral.  There are
3,177  additional  shares in Mr. Doyle's account  pursuant to the Deferred Bonus
Plan.

     (18)  Includes  26,240  shares  which  may be  acquired  upon  exercise  of
Currently  Exercisable Options,  5,900 shares of restricted stock and 514 shares held in Mr. John Smith's account under the Company's 401(k) Savings Plan. Of the shares owned by Mr. Smith, 3,484 have been pledged as collateral.

     (19)  Includes  721,288  shares which may be acquired  upon the exercise of
Currently  Exercisable  Options  and  180,090  shares of  restricted  stock.  In addition to the shares  pledged as  collateral  as  indicated  in the  footnotes above, 23,908 shares have been pledged as collateral by other executive officers of the Company.

     (20) Assumes that all Currently  Exercisable  Options  issued to all listed persons have been  exercised and all shares of  restricted  stock issued to such persons have vested.

     (21) Same  assumptions  as footnote (20) plus assumes that all UPREIT Units issued to all listed persons have been exchanged for shares of Common Stock.

Security  Ownership by Beneficial Owners of More than 5% of The Company's Common
Stock

     The  following  table  sets  forth  information  regarding  the  beneficial ownership  of  Common  Stock  by each  person  known  by the  Company  to be the beneficial owner of more than 5% of the outstanding  Common Stock as of December
31,  2006.  In  preparing  this table,  the  Company  has relied on  information contained in filings with the Securities and Exchange Commission.

                                        Amount and Nature of    Percentage of Outstanding
Name and Address of Beneficial Owner    Beneficial Ownership        Common Stock (1)
------------------------------------    --------------------        ----------------

Cohen and Steers, Inc.                     4,115,248(2)                 12.43%
280 Park Avenue, 10th Floor
New York, NY 10017

ING Groep N.V.                             2,628,030(3)                  7.94%
Amstelveenseweg 500
1081 KL Amsterdam
The Netherlands

The Vanguard Group, Inc.                   2,120,412(4)                  6.41%
100 Vanguard Blvd.
Malvern, PA 19355

     (1)  Percentage  is based on  actual  number of  shares  outstanding  as of
December 31, 2006 and may be different  than the  percentage  referenced  in the reports described below.

     (2) Based on a report on Schedule 13G  (Amendment  No. 3) filed  jointly by
Cohen and Steers,  Inc., Cohen and Steers Capital Management,  Inc. and Houlihan
Rovers SA on February 13, 2007,  reflecting that: (a) Cohen and Steers, Inc. and
Cohen and Steers  Management,  Inc. each beneficially owns 4,115,248 shares, has sole voting  power with respect to 4,013,583  shares,  and has sole  dispositive power with respect to 4,115,248 shares,  and (b) Houlihan Rovers SA beneficially owns 4,558  shares and has sole  voting and  dispositive  power with  respect to
4,558 shares.  Cohen and Steers,  Inc. holds a 100% interest in Cohen and Steers
Capital Management, Inc. and a 50% interest in Houlihan Rovers SA.

     (3) Based on a report on  Schedule  13G filed by ING Groep N.V. on February
14, 2007, reflecting that the ING Groep N.V. beneficially owns 2,628,030 shares, has sole voting power and has sole  dispositive  power with respect to 2,628,030 shares. Of those shares,  1,059,330 shares are held by indirect  subsidiaries of
ING Groep N.V. in their role as a discretionary manager of client portfolios and
5,700 shares are held by indirect  subsidiaries  of ING Groep N.V. in their role as trustee.  In addition to the 2,628,030 shares  beneficially  owned, ING Groep
N.V. also holds 2,300 custodian shares.

     (4)  Based on a report  on  Schedule  13G  (Amendment  No.  1) filed by The
Vanguard Group,  Inc. on February 14, 2007,  reflecting that The Vanguard Group,
Inc.  beneficially owns 2,120,412 shares,  has sole voting power with respect to
33,338 shares and has sole dispositive power with respect to 2,120,412 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's  executive  officers and directors,  and persons who own more than
10% of a registered class of the Company's equity securities, to file reports of ownership  and  changes  in  ownership  with  the SEC and  the  NYSE.  Officers, directors and greater than 10%  stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the  Company's  knowledge,  based solely on review of the copies of such reports  furnished  to the  Company and  written  representations  that no other reports  were  required  during the fiscal year ended  December  31,  2006,  all
Section  16(a)  filing  requirements   applicable  to  its  executive  officers,
directors and greater than 10%  beneficial  owners were  satisfied,  except that each of the following directors inadvertently failed to report on a timely basis one  transaction  involving  the  sale of  common  shares  as  follows:  William
Balderston - sale of 666 shares of Common Stock;  Norman Leenhouts - sale of 752 shares;  and  Amy L.  Tait  -  sale  of  4,759  shares.  The  three  sales  were subsequently reported on a Form 4.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

     The  Company's  corporate  headquarters  are located in a building  that is owned by an entity in which Norman and Nelson  Leenhouts  indirectly  have a 75%
interest.  The Operating  Partnership  and the building  owner have entered into various  leases for  approximately  75,000 square feet. The base rent payable by the Operating Partnership under the leases for 2006 was approximately  $895,000, which  remains  unchanged  for  2007.  The lease  also  requires  the  Operating
Partnership to pay its pro-rata  portion of property  improvements,  real estate taxes and common area maintenance.

     On a month-to-month basis, the Operating Partnership subleases 3,379 square feet of its corporate  headquarters  to Home Leasing,  LLC and  Broadstone  Real
Estate,  LLC, companies currently owned, in part, by Nelson Leenhouts and Norman
Leenhouts, respectively. For 2007, the gross monthly rental payment is $6,164.

     In October  2003,  Nelson  and Norman  Leenhouts  entered  into  employment agreements with the Company providing for a three-year term expiring on December
31, 2006. Under the employment  agreements,  the Leenhoutses  agreed to serve as
Senior Advisors as well as Co-Chairs of the Board.  Their  obligations to act as
Senior Advisors to the Company were gradually  reduced with the portion of their business  time to be spent on  those  obligations  reducing  from a  maximum  of two-thirds in 2004, to one-half in 2005, to one-third in 2006. Their base salary was also proportionately  reduced under the employment  agreements from $300,000 in 2004, to $225,000 in 2005 to $150,000 in 2006.  They were entitled to receive incentive  compensation  at their  pre-retirement  bonus level factor of 12% but since the Bonus Plan provides  that the bonus paid is  calculated  based on base salary, if the total bonus payout remained the same, the bonus to be paid to the
Leenhoutses  was  proportionately  reduced  as well.  The bonus  paid to each of
Nelson and Norman  Leenhouts  for services  rendered in 2004,  2005 and 2006 was
$273,960, $146,475 and $200,141, respectively.

     Pursuant to their employment  agreements,  each of the Leenhoutses was also granted 64,935 shares of restricted stock in October 2003 in  consideration  for both past and future services to the Company. These shares vest in equal amounts over the five years  following the execution of the  employment  agreements.  In addition,  pursuant to their  employment  agreements,  each of Nelson and Norman
Leenhouts  was issued  options to purchase  33,330,  25,000 and 16,665 shares of
Common  Stock in 2004,  2005 and 2006,  respectively.  They  were  also  granted
10,166,  5,000 and  3,333  shares of  restricted  stock in 2004,  2005 and 2006, respectively.

     In March 2006, Nelson Leenhouts  entered into a Development  Agreement with the Company,  which was  retroactive to January 1, 2006. This was in addition to his Employment Agreement described above. Pursuant to the Development Agreement,
Nelson  Leenhouts  agreed to assume a  leadership  role in  connection  with the development  activities  of the  Company  as  more  specifically  outlined  in a development  plan  approved  by  the  Board  of  Directors  of the  Company.  In
consideration  for his services,  Mr. Leenhouts was paid a base annual salary of
$250,000 in monthly installments. In addition, pursuant to the Agreement, he was entitled to earn a bonus of $150,000 upon the  achievement of certain  specified
objectives.   At  the  recommendation  of  the  Chief  Executive  Officer,   the
Compensation  Committee  determined that Mr.  Leenhouts  should be paid the full amount  of his  bonus  and made that  recommendation  to the full  Board,  which approved the payment of a $150,000 bonus under the Development Agreement.

     The Development  Agreement,  by its terms, expired on December 31, 2006, as did Mr. Leenhouts'  Employment  Agreement.  Management  determined that it would like Nelson  Leenhouts  to remain an  employee of the Company for an  additional year in order to  continue to lead the  Company's  development  activities.  The
Board of  Directors,  in  February  2007,  therefore  approved  the  terms of an
Employment Agreement with Mr. Leenhouts and authorized Mr. Pettinella,  as Chief
Executive Officer, and Clifford Smith, as Chair of the Compensation Committee to
execute an Employment Agreement with Mr. Leenhouts.  The Employment Agreement is retroactive to January 1, 2007 as Mr.  Leenhouts has been  performing the duties specified in the  agreement  since that date.  The base salary to be paid to Mr.
Leenhouts  for the period from January 1, 2007 to December 31, 2007 is $300,000.
In  addition,  Mr.  Leenhouts  is to be paid a bonus of up to $350,000  upon the achievement of certain specified objectives.

       POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

     On an annual basis,  each employee of the Company and each of the directors is required to provide a written  acknowledgement  that they have  reviewed  the
Company's Code of Business  Conduct and Ethics.  If an employee or director,  or members of their immediate family, is involved in any transaction or arrangement in which the Company is a participant,  that  individual is to provide a written disclosure of that transaction or arrangement.  Any such disclosure  provided by
an   executive    officer   or   director   is   reviewed   by   the   Corporate
Governance/Nominating  Committee  of the Board and approved or  disapproved.  In determining  whether to approve such a  transaction,  the  Committee  takes into account,  among  other  factors,  whether the  transaction  was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer's or director's involvement.

     The current  policy was finalized and adopted in February 2007. All related party  transactions  since January 1, 2006 which were required to be reported in this Proxy Statement were approved by either the Corporate Governance/Nominating
Committee or the full Board of Directors.

                                   PROPOSAL 2
                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

     The Audit  Committee  has appointed and the Board of Directors has ratified the appointment of the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent  registered public accounting firm for the fiscal year ending  December  31,  2007.  PricewaterhouseCoopers  LLP (and its  predecessor,
Coopers and Lybrand,  L.L.P.) has served as the Company's independent registered public  accounting firm since  commencement  of the Company's  operations and is considered by the Audit Committee,  the Board of Directors and management of the
Company to be well qualified.  A representative  of  PricewaterhouseCoopers  LLP will be present at the Annual  Meeting,  will be given the opportunity to make a statement  if he or  she  so  desires  and  will  be  available  to  respond  to appropriate questions.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE  PROPOSAL  TO  RATIFY  THE
APPOINTMENT  OF  PRICEWATERHOUSECOOPERS  LLP AS  INDEPENDENT  REGISTERED  PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR THE 2007 FISCAL YEAR.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit  Committee  of the Board of  Directors of the Company is composed entirely of independent  directors as required by applicable securities laws and the current listing standards of the NYSE. Its members are identified at the end of this report.  The Audit Committee operates under a written charter adopted by the Committee and the Board.

     As described  more fully in its Charter,  the Audit  Committee  assists the
Board  in  fulfilling  its  responsibility  for  oversight  of the  quality  and integrity of the accounting,  auditing and financial  reporting practices of the
Company.  Among  other  matters,  the Audit  Committee  is  responsible  for the
selection  and  oversight  of  the  Company's   independent   registered  public
accounting firm.

     The  management  of the  Company is  responsible  for the  preparation  and integrity of the financial reporting information and related systems of internal controls.  The independent  registered public accounting firm is responsible for
performing  an  integrated  audit  on  the  Company's   consolidated   financial
statements as well as on Management's  Report on Internal Control over Financial
Reporting in  accordance  with  generally  accepted  auditing  standards and for issuing a report thereon. The Committee, in carrying out its role, relies on the
Company's senior management and its independent public accountants.

     During  2006,  the  Committee  met five  times.  The  Committee's  meetings include,  no  less  frequently  than  quarterly,  executive  sessions  with  the
Company's independent  registered public accounting firm without the presence of the Company's  management and executive  sessions with the Company's  management without the presence of the Company's  independent  registered public accounting firm. The Committee also meets with the Company's Vice President, Internal Audit without the presence of the Company's management.

     As part of its oversight  responsibility,  the Audit Committee reviewed and discussed with both management and the Company's  independent  registered public accounting  firm, all annual and quarterly  financial  statements prior to their issuance.  Management  advised  the  Committee  that  each set of the  Company's
financial   statements  was  prepared  in  accordance  with  generally  accepted accounting  principles and  significant  accounting  and disclosure  issues were reviewed with the Committee. In addition, the Committee continued to monitor the scope and adequacy of the Company's internal audit program.

     The Committee  also  discussed  with the Company's  independent  registered public  accounting  firm the matters  required to be  discussed  by Statement on
Auditing Standards No. 61, as amended (Communication With Audit Committees).  In addition,  the Company's independent  registered public accounting firm provided to the Committee the written disclosures and the letter required by Independence
Standards Board Standard No. 1 (Independence  Discussion With Audit Committees).
The Committee  discussed with the independent  registered public accounting firm their independence from management and the Company.

     All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such  services  have been  reviewed and pre-approved by the Audit Committee,  which has also considered  whether the
provision  of  any  non-audit   services  is  compatible  with  maintaining  the
independent registered public accounting firm's independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended  to the Board of  Directors,  and the Board has  approved,  that the
Company's  audited  financial  statements  be included in the  Company's  Annual
Report on Form 10-K for the year ended  December 31,  2006,  for filing with the
Securities and Exchange Commission.

         Submitted by the Audit Committee,

         Paul L. Smith, Chair
         Alan L. Gosule
         Leonard F. Helbig, III
         Roger W. Kober
         Thomas S. Summer

Principal Accounting Fees and Services

     The Audit  Committee's  policy is to pre-approve  all audit and permissible non-audit  services  provided by the  Company's  independent  registered  public accounting firm. The Committee  pre-approves on an annual basis the provision of certain  audit,  audit-related  and tax services  specifically  described to the
Committee.   Any  additional  engagements  require  separate  pre-approval.   As
permitted by the SEC's rules, the Audit Committee has authorized its Chair, Paul
Smith,  to approve  any  additional  non-audit  services  to be  provided by the independent  registered  public  accounting firm,  provided that such service is permitted under applicable  regulations and reported to the full Audit Committee at its next meeting.

     All of the services described below for 2006 were pre-approved by the Audit
Committee.  The Audit  Committee  considered  whether the provision of non-audit services by  PricewaterhouseCoopers  LLP was compatible with  maintenance of the firm's  independence  in the conduct of its audit function and  determined  that such services were compatible with the maintenance of independence.

     Aggregate  fees  for  professional  services  rendered  to the  Company  by
PricewaterhouseCoopers  LLP as of or for the years ended  December  31, 2006 and
2005, were:

                                              2006               2005
                                              ----               ----

              Audit fees (1)               $  871,000         $1,642,000
              Audit-related fees (2)          257,000             37,000
              Tax fees (3)                    154,500            136,000
              All other fees (4)               59,500             51,000
                                               ------             ------
              Total fees                   $1,342,000         $1,866,000

     (1) Audit fees consisted of professional  services  rendered for the audits of the  consolidated  financial  statements  of the  Company  and the  audit  of
Management's Report on Internal Controls over Financial Reporting.

     (2) Audit-related  fees consisted of assurance and related services related to SEC  Regulation  S-X Rule 3-14 audits  performed in connection  with property acquisitions,  issuance of comfort letters,  consents and assistance with review of documents filed with the SEC.

     (3) Tax fees  consisted of services  related to  preparation of tax returns and claims for refunds  ($91,500 for 2006 and $89,000 for 2005) and tax planning and tax advice ($63,000 for 2006 and $47,000 for 2005).

     (4) All other fees  consisted  of license  fees for  software  developed by
PricewaterhouseCoopers  LLP  that  assisted  with  partner  allocations  for the
Operating Partnership.

                             ADDITIONAL INFORMATION

Solicitation of Proxies

     The cost of solicitation  of proxies in the form enclosed  herewith will be paid by the Company.  In addition to the  solicitation  of proxies by mail,  the directors,  officers  and  employees  of the  Company may also  solicit  proxies personally or by telephone without additional  compensation for such activities.
The Company will also request persons,  firms and corporations holding shares in their names or in the names of their nominees,  which are beneficially  owned by others,  to send proxy  materials  to and obtain  proxies  from such  beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

     A stockholder  proposal submitted pursuant to Rule 14a-8 under the Exchange
Act for  inclusion in the  Company's  Proxy  Statement and form of proxy for the
2008 Annual Meeting of stockholders must be received by the Company by the close of business on December 2, 2007.  Any proposal  received after February 15, 2008 will not, under the rules of the SEC, be considered  timely for  presentation at the 2008 Annual Meeting. A proposal must comply with the requirements as to form and substance  established  by the SEC for such a proposal to be included in the
Proxy Statement and form of proxy, and the proponent or a representative  of the proponent must attend the annual meeting to present the proposal.

Form 10-K

     Copies of the Form 10-K may be obtained  without  charge  from  Shareholder
Services, Home Properties,  Inc., 850 Clinton Square, Rochester, New York 14604.
A copy of the Form 10-K is also  available  through  the  Company's  Web site at
www.homeproperties.com or from the SEC at its Web site at www.sec.gov.

Other Matters

     The  Board of  Directors  does not know of any  matters  other  than  those described  in this Proxy  Statement  which will be  presented  for action at the
Annual  Meeting.  If  other  matters  are  presented,  proxies  will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS  OF THE  NUMBER OF SHARES  YOU OWN,  YOUR  VOTE IS  IMPORTANT  TO THE
COMPANY. PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY CARD TODAY.
Proxy Card -- Home Properties Inc.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL ONE -		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	PROPOSAL TWO -	FOR	AGAINST	ABSTAIN
To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.		☐	☐	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007.	☐	☐	☐
Nominees 01 Josh E. Fidler 02 Alan L. Gosule 03 Leonard F. Helbig, III 04 Roger W. Kober	05 Norman P. Leenhouts 06 Nelson B. Leenhouts 07 Edward J. Pettinella 08 Clifford W. Smith, Jr.	09 Paul L. Smith 10 Thomas S. Summer 11 Amy L. Tait

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Please mark, sign, date and return this proxy card using the enclosed envelope.
Signature _____________________________ Signature _____________________________ Date ________________
NOTE: (Please sign above exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hme Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2007

The undersigned hereby appoints Edward J. Pettinella as Proxy with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2007 Annual Meeting of Stockholders of the Company to be held on May 1, 2007 and any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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